UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Proxy Statement
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MAXXAM INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1330 Post Oak Boulevard, Suite 2000
Houston, Texas 77056-3058

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of MAXXAM Inc. to be held at 8:30 a.m., Houston time, on Wednesday, May 27, 2009, at Four Oaks Place, First Floor Auditorium, 1330 Post Oak Boulevard, Houston, Texas, for the following purposes:

1.	To elect three directors to hold office until the 2010 annual meeting;

2.        To elect two directors to hold office until the 2012 annual meeting;

3.        To approve an amendment to the Company’s Executive Bonus Plan;

4.	To approve an amendment to the Company’s 2002 Omnibus Employee Incentive Plan; and

5.        To transact such other business as may properly come before the meeting.

Stockholders of record as of the close of business on March 31, 2009, are entitled to notice of and to vote at the 2009 Annual Meeting.  A list of stockholders entitled to vote at the meeting will be available for inspection by any stockholder at 1330 Post Oak Boulevard, Suite 2000, Houston, Texas, starting May 15, 2009.

To assure that your shares are represented at the meeting, please complete, date, sign and promptly return your Proxy Card in the enclosed envelope.  You may vote in person at the meeting by following the procedures described in the Proxy Statement behind this notice.  Directions to the meeting can be obtained by calling the Company's Secretary at 713-975-7600.

By Order of the Board of Directors,

BERNARD L. BIRKEL
Secretary

Houston, Texas
April 30, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2009:

The Proxy Statement for the 2009 Annual Meeting of Stockholders and the
2008 Annual Report on Form 10-K are available at:
http://materials.proxyvote.com/577913

ANNUAL MEETING PROCEDURES

General

This proxy statement (the “Proxy Statement”) is being furnished to the stockholders of MAXXAM Inc., a Delaware corporation (the “Company” or “MAXXAM”).  The Board of Directors of the Company is using this Proxy Statement to solicit proxies.  We are soliciting proxies to be used at the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be held at 8:30 a.m., Houston time, on May 27, 2009.  The attached notice sets forth the location and purposes of the Annual Meeting.

The Company is mailing this Proxy Statement and meeting notice, and the accompanying proxy card (the “Proxy Card”), starting on or about May 4, 2009.  The recipients will be the stockholders of record as of the close of business on March 31, 2009 (the “Record Date”).  The only persons entitled to vote at the Annual Meeting are those holding the following as of the Record Date: the 4,559,637 shares of Common Stock of the Company (the “Common Stock”) and the 668,119 shares of Class A $.05 Non-Cumulative Participating Convertible Preferred Stock of the Company (the “Preferred Stock,” and together with the Common Stock, the “Capital Stock”).  Each holder of Common Stock is entitled to one vote per share.  Each holder of Preferred Stock is entitled to ten votes per share.

The holders of Common Stock will elect three members to the Company’s Board of Directors (the “Board”) at the Annual Meeting.  The holders of Common Stock and Preferred Stock, voting together as a single class, will elect two members to the Board.  An amendment to the Company’s Executive Bonus Plan (the “EBP Amendment”) and an amendment to the Company’s 2002 Omnibus Employee Incentive Plan (the “2002 Plan Amendment”) will also be presented for approval at the Annual Meeting.  The holders of Common Stock and Class A Preferred Stock will also vote as a single class on those two matters.  See “Annual Meeting Business” below for information regarding these matters.

Voting and Admission Procedures

Please complete, date, sign and promptly return the enclosed Proxy Card using the enclosed envelope.  You should do this whether or not you plan to attend the Annual Meeting.  The Proxy Card specifies the persons authorized to act as proxies at the Annual Meeting.  You may revoke your Proxy Card at any time prior to its use.  To do so, either furnish a later-dated proxy or vote your shares in person.  Proxy Cards will be voted in accordance with your directions. If you do not provide directions, the Proxy Card will be voted (a) “FOR” the election of the nominees to the Board named in this Proxy Statement, (b) “FOR” approval of the EBP Amendment, and (c) “FOR” approval of the 2002 Plan Amendment.

All stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting.  Seating, however, is limited.  Admission to the meeting will be on a first-come, first-served basis.  Registration is expected to begin at approximately 8:00 a.m.  Cameras, recording equipment, communication devices or other similar equipment will not be permitted in the meeting room without the Company’s prior written consent.  In addition, posters, placards or other signs or materials may not be displayed inside the meeting facility.  The meeting will be conducted in accordance with certain rules and procedures established by the Company.  These will be available or announced at the Annual Meeting.

PLEASE NOTE THAT IF YOU HOLD YOUR SHARES IN “STREET NAME” (THROUGH A BROKER, BANK OR OTHER NOMINEE), YOU WILL NEED TO BRING A COPY OF A BROKERAGE OR SIMILAR STATEMENT REFLECTING YOUR STOCK OWNERSHIP AS OF THE RECORD DATE.  EACH STOCKHOLDER (OR PROXY) MUST CHECK IN AT THE REGISTRATION DESK PRIOR TO THE ANNUAL MEETING.  ALL STOCKHOLDERS, REGARDLESS OF THEIR FORM OF OWNERSHIP, AND ALL PROXIES WILL ALSO BE REQUIRED TO VERIFY THEIR IDENTITY WITH A DRIVER’S LICENSE OR OTHER APPROPRIATE IDENTIFICATION BEARING A PHOTOGRAPH.

The Company’s Transfer Agent is American Stock Transfer & Trust Company.  All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of stock and similar issues, may be handled by contacting the Transfer Agent at (800) 937-5449 or via the Internet at www.amstock.com.

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD.  RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.  IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE PROXY CARD AS SOON AS POSSIBLE.  IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER, BANK OR OTHER NOMINEE, YOU MUST OBTAIN A PROXY FROM SUCH NOMINEE ASSIGNING VOTING RIGHTS TO YOU.

Quorum and Voting Rules

The presence, in person or by proxy, of the holders of shares of Capital Stock entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required to constitute a quorum in order for business to be conducted at the Annual Meeting.  Under applicable Delaware law, abstentions, broker non-votes (i.e., shares held in street name as to which the broker, bank or other nominee has no discretionary power to vote on a particular matter and has received no instructions from the persons entitled to vote such shares), and withhold authority designations are counted for purposes of determining the presence or absence of a quorum.

Directors are elected by a plurality of votes.  Stockholders may not abstain from voting on directors.  Votes for directors must be cast in favor or withheld.  All withheld votes or broker non-votes will be treated as non-voting shares.  They will therefore not affect the outcome.  On any other matter specified in the notice of the meeting, the stockholder may (i) vote “FOR,” (ii) vote “AGAINST,” or (iii) “ABSTAIN” from voting.  See the description of specific proposals for the vote required to adopt any such proposal.  Abstentions and broker non-votes on such matters will be treated as non-voting shares.  They will theretofore not affect the outcome.

Solicitation of Proxies

The Company will pay the cost of mailing and soliciting proxies in connection with the Annual Meeting.  In addition to solicitations by mail, proxies may also be solicited by the Company and its directors, officers and employees.  Such persons will receive no compensation for doing so (beyond their regular salaries or directors’ fees).  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Common Stock and Preferred Stock of the Company.  Such entities will be reimbursed for their expenses.

Stockholder Proposals for the 2010 Annual Meeting

Other than director nominees, proposals which stockholders wish to present at the 2010 annual meeting must be received by the Company no later than December 31, 2009.  This includes any proposals pursuant to Rule 14a-8 of the proxy rules of the Securities and Exchange Commission (the “SEC”).  Stockholder submissions of director nominees must be made to the Company by no later than March 29, 2010 (by hand delivery or first class mail).  Any such stockholder communications must be sent to the Company’s Secretary at the executive offices of the Company: 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056-3058, telephone number: (713) 975-7600.

ANNUAL MEETING BUSINESS

Election of Directors

The Company’s charter provides for three classes of directors having staggered three-year terms of office (“General Directors”).  These directors are elected by the holders of the Common Stock and Preferred Stock, voting together as a single class.  The Company’s charter also entitles the holders of Common Stock, voting as a separate class, to elect the greater of (i) two directors, or (ii) 25% of the total number of directors (rounded up to the nearest whole number) (“Common Directors”).  The Board has designated three out of its seven directors as Common Director nominees.  Common Directors serve one-year terms.

Five directors will be elected at the Annual Meeting.  The Company’s nominees for Common Director are Robert J. Cruikshank, Stanley D. Rosenberg and Michael J. Rosenthal.  The Company’s nominees for General Director are J. Kent Friedman and Ezra G. Levin.  Each nominee is currently a Board member, and has extensive experience in other board and business positions.  See the remainder of this Proxy Statement for further information concerning the nominees and other Company directors.  This information includes their tenure as directors; the Board committees on which they served in 2008; their business experience, compensation, and ownership of Capital Stock; and any material transactions with the Company.  Each director nominee has consented to serve if elected.

The Board of Directors recommends a vote “FOR” the election of Messrs.
Cruikshank, Rosenberg and Rosenthal as Common Directors
and Messrs. Friedman and Levin as General Directors.

Proxy Cards will be voted for these nominees, except where authority has been withheld as to a particular nominee or as to all such nominees.  Should any of these nominees unexpectedly decline or be unable to serve, the persons named on the Proxy Card will vote for the election of any other person recommended by the Board.

Approval of Amendment to the Executive Bonus Plan

Introduction
The Company’s Executive Bonus Plan (the “Executive Bonus Plan”) was first adopted by the Board and approved by the Company’s stockholders in 1994.  Section 162(m) of the Internal Revenue Code, which is described below, requires the Executive Bonus Plan to be re-approved every five years.   The Board and stockholders most recently re-approved the Executive Bonus Plan in 2008.  In March 2009, the 162(m) Committee (see below) approved the EBP Amendment, consisting of certain modifications to the Executive Bonus Plan.  The EBP Amendment is being submitted to stockholders for approval at the Annual Meeting.

Purpose of the Executive Bonus Plan
The purpose of the Executive Bonus Plan is to provide performance incentives to each participant, while securing, to the extent practicable, a tax deduction for plan payments.  The performance goals established under the plan are intended to be ones that would be of significant benefit to the Company.  Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for certain compensation.  The disallowed amounts are those in excess of $1 million paid to a company’s chief executive officer or the four other most highly compensated executive officers.  Certain compensation such as “performance based compensation,” is not included in compensation subject to the $1 million limitation.  The Company has designed the Executive Bonus Plan so that payments made under it will be performance based compensation.

EBP Amendment
The EBP Amendment provides for the following modifications to the Executive Bonus Plan:

•	restricts to $9.0 million the aggregate bonuses payable to all participants for any year;

•	decreases from $25.0 million to $10.0 million the eligibility level for an Extraordinary Transaction (as defined in the Executive Bonus Plan); and

•	adds a performance goal for improved consolidated liquidity.

The foregoing summary is qualified in all respects by reference to the full text of the EBP Amendment, a copy of which is attached hereto as Appendix A-1.

The Board of Directors and management recommend that
stockholders vote “FOR” approval of the EBP Amendment.

Terms of the Plan
The following describes the Executive Bonus Plan.  The description assumes adoption of the modifications contained in the EBP Amendment.  This summary is qualified in all respects by reference to the full text of the Executive Bonus Plan, a copy of which is attached hereto as Appendix A-2.

The Executive Bonus Plan is administered by the Section 162(m) Compensation Committee of the Board (the “162(m) Committee”).  Section 162(m) requires that this committee be composed solely of outside directors meeting certain independence standards.  See “Corporate Governance–The Board and its Committees” for the members of the 162(m) Committee.

Participants in the Executive Bonus Plan are limited to those officers and other employees of the Company whose base salary is equal to or in excess of $500,000.  The Company’s Chief Executive Officer and its President currently participate in the Executive Bonus Plan.  Participants earn bonus amounts based upon performance goals established by the 162(m) Committee.  The aggregate bonuses paid to participants cannot exceed $9.0 million for any fiscal year.

The 162(m) Committee sets specific performance goals for each participant under one or more of the following criteria set forth in the Executive Bonus Plan:

•	improvement in consolidated financial results;

•	completion of one or more specific business development projects identified by the 162(m) Committee;

•
completion of an extraordinary transaction (i.e., an acquisition or disposition of assets or an acquisition, disposition or issuance of securities, which assets or securities have an aggregate fair market value greater than $10 million);

•	improvement in earnings per share;

•	improvement in consolidated liquidity position; and

•	achievement of a predetermined level of net income or loss for the principal divisions or other units of the Company and its subsidiaries, based upon their respective plans for the year.

The 162(m) Committee identifies performance goals for which each participant is particularly responsible and the achievement of which would be of significant benefit to the Company.  Section 162(m) requires the performance goals to be established by no later than the 90th day of each year.

Each participant can earn a predetermined bonus amount upon satisfaction of a performance goal, subject to specified maximum amounts.  The bonus amounts for financially-driven performance goals are calculated based upon predetermined incremental improvements.  However, the 162(m) Committee has the absolute discretion to reduce the actual amounts awarded and paid to participants due to achievement of one or more performance goals.  Bonus amounts that are awarded can be paid in the form of cash, securities or other property, as determined by the 162(m) Committee.

The Executive Bonus Plan provides that the Board of Directors or any committee thereof may terminate, suspend or amend the Executive Plan, in whole or part, at any time, including the adoption of amendments deemed necessary or advisable, provided stockholder approval is obtained if required by Section 162(m).

Future Plan Benefits
The benefits that may be earned or paid under the Executive Bonus Plan for 2009 cannot be determined.  The following table sets forth the benefits earned or paid under the Executive Bonus Plan in respect of 2008.

PLAN BENEFITS (2008)
EXECUTIVE BONUS PLAN
Name and Position	Dollar Value Earned ($)	Dollar Value Paid ($)	Number Of Units(1)
Charles E. Hurwitz, Chairman of the Board and Chief Executive Officer	436,705	-0-	–
Shawn M. Hurwitz, Co-Vice Chairman of the Board and President	362,250	-0-	–
J. Kent Friedman, Co-Vice Chairman of the Board and General Counsel(2)	-0-	–	–
Executive Officers(3)	789,955	-0-	–
Directors who are not Executive Officers(4)	–	–	–
Employees who are not Executive Officers(4)	–	–	–

(1)	Not applicable.

(2)	As of the date of his resignation from the Company.

(3)	Reflects the totals for Messrs. C. Hurwitz, S. Hurwitz and Friedman as they were the only executive officers who participated in the Executive Bonus Plan during 2008.

(4)	No-one from these groups participated in the Executive Bonus Plan during 2008.

Requisite Approval
In order for the EBP Amendment to be approved, the holders of a majority of the Company’s Capital Stock represented at the Annual Meeting must vote for the proposal.

Approval of Amendment to 2002 Omnibus Plan

Introduction
At the 2007 Annual Meeting of Stockholders, the Company’s stockholders re-approved (and amended) the Company’s 2002 Omnibus Employee Incentive Plan (the “2002 Omnibus Plan”).  The 2002 Omnibus Plan is designed to advance the interests of the Company’s stockholders by enabling the Company to attract and retain the services of key employees, including its executive officers.  On April 27, 2009, the 162(m) Committee and the Board approved the 2002 Plan Amendment, consisting of certain modifications to the 2002 Omnibus Plan, as described below.  The 2002 Plan Amendment is being submitted to stockholders for approval at the Annual Meeting.

2002 Plan Amendment
The 2002 Plan Amendment provides for the following modifications to the 2002 Omnibus Plan:

•
The 2002 Omnibus Plan allows for grants in respect of up to 700,000 shares of Common and 70,000 shares of Preferred Stock.  The 2002 Plan Amendment provides that such limits shall not apply to any award that can by its terms be paid in cash and not stock.  This provisions does not affect the yearly participant limits described below.  Less than 400 shares of Common Stock are currently available for grant under the 2002 Omnibus Plan and this change will allow for additional “cash-only” grants of Common Stock to be made.

•	An extension of the termination date of the 2002 Omnibus Plan by five years (to March 31, 2017).

•	Certain technical modifications such as modifying references to the former American Stock Exchange.

The foregoing summary is qualified in all respects by reference to the full text of the 2002 Plan Amendment, a copy of which is attached hereto as Appendix B-1.

The Board of Directors and management recommend that
stockholders vote “FOR” approval of the 2002 Plan Amendment.

The following summary describes the 2002 Omnibus Plan.  The description assumes adoption of the modifications contained in the 2002 Plan Amendment.  This summary is qualified in all respects by reference to the full text of the 2002 Omnibus Plan, a copy of which is attached hereto as Appendix B-2.

General Plan Provisions
The 2002 Omnibus Plan allows for the grant of incentive stock options; non-qualified stock options (NQSOs”); stock appreciation rights (“SARs”), either in conjunction with stock options or separately; performance units and shares; and restricted stock and unrestricted stock.  The eligible participants under the 2002 Omnibus  Plan are the directors, officers and employees of, and consultants to, the Company and its subsidiaries.  Up to 700,000 shares of Common Stock and 70,000 shares of Preferred Stock are available for awards or for payment of rights granted under the 2002 Omnibus Plan.  As of December 31, 2008, 358 shares of Common Stock were available for grant (subject to the “recycling” provisions described below), No Preferred Stock grants were outstanding as of that date.  The 700,000 and 70,000 share limits do not apply to any award that can by its terms be exercised in cash only.

The maximum number of shares of Common Stock for which awards may be granted to a participant during any calendar year is 350,000.  The maximum number of shares of Preferred Stock for which awards may be granted to a participant during any calendar year is 70,000, provided that awards made in respect of Preferred Stock may not at any time exceed 10% of awards previously made in respect of Common Stock.  These and the share amounts in the above paragraph are subject to adjustment in the event of certain changes in the capitalization of the Company.

Previously-granted awards that terminate, lapse or are exercised for cash, are recycled back into the 2002 Omnibus Plan (i.e. they again become available for grant).    While grants have historically had five-year vesting periods, other vesting schedules are permitted.  Payments under the 2002 Omnibus Plan for other than direct awards of stock may be made in cash, in stock or both.  The exercise price of stock options and SARs must be at least equal to the fair market value of the corresponding Common Stock or Preferred Stock as of the date of grant.

The 2002 Omnibus Plan expires on March 31, 2017.  Awards made prior to termination of the plan remain in effect until they have been exercised, satisfied or terminated pursuant to the terms of the plan.  The 2002 Omnibus Plan may be amended or modified, provided that the change may not adversely impact previous awards without consent of the grantee.

The Section 162(m) Committee administers the 2002 Omnibus Plan.  The 162(m) Committee selects participants for awards in its sole discretion, including but not limited to those employees of the Company and its subsidiaries recommended by senior management.  The 162(m) Committee also determines the terms of awards, subject to the limitations of the 2002 Omnibus Plan, including those described herein.

Future Plan Benefits
Because future awards under the 2002 Omnibus Plan will be granted at the discretion of the 162(m) Committee, the award recipients, and number, type, vesting schedule or other terms of awards, cannot currently be determined.  Grants have historically be made to a relatively small group of employees.  In December 2008, a total of 127,600 NQSOs with tandem SARs were awarded to a total of 7 employees of the Company and its subsidiaries, of which 113,600 were awarded to executive officers of the Company and its subsidiaries.  See footnote (2) to the Summary Compensation Table under “Executive Compensation” for the options granted to the named executive officers in 2008 and 2007.  See “Executive Compensation–Outstanding Equity Awards at Fiscal Year-End Table” for information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2008, including the number held, and the exercise price and expiration date.  For the Company’s current executive officers, the instruments issued under the 2002 Omnibus Plan are those indicated in the table as having an expiration date in 2012 or later.

Certain Federal Tax Consequences
The following summary is a general discussion of certain Federal income tax consequences that can affect the Company and participants under the 2002 Omnibus Plan in connection with stock option awards.  This discussion is based upon current law, which is subject to change (possibly with retroactive effect).  Moreover, it does not address particular situations, including the tax treatment applicable to individual participants.  This summary assumes that awards granted under the 2002 Omnibus Plan are exempt from or comply with the rules under Section 409A of the Internal Revenue Code.

The grant of a non-qualified stock option creates no taxable income to a participant.  Upon exercise of a non-qualified stock option, a participant will generally recognize taxable ordinary income to the extent the fair market value of the stock on the date of exercise exceeds the exercise price.  When the stock is eventually sold, a participant will generally recognize capital gain or loss to the extent the sale price differs from the fair market value of the stock on the date of exercise.  To the extent that a participant recognizes taxable ordinary income, the Company will generally receive a corresponding tax deduction, except to the extent the limitations of Section 162(m) of the Internal Revenue Code are applicable.

The grant and the exercise of an ISO generally create no regular taxable income to a participant.  When the stock is eventually sold, if the sale occurs at least two years after the grant date of the option and at least one year after the date the option is exercised, the excess of the sales price over the exercise price is treated as a capital gain.  If the holding period requirements are not met, a participant recognizes taxable ordinary income in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise over the exercise price, or (ii) the sales price over the exercise price.  Any excess of the sale price over the fair market value of the stock on the date of exercise is taxed as capital gain to the participant.  The Company will generally receive a corresponding tax deduction to the extent the gain recognized by the participant is treated as ordinary income.  The exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

Requisite Approval
Approval of the 2002 Plan Amendment requires the holders of a majority of the Company’s Capital Stock represented at the Annual Meeting to vote for the proposal.

Other Business

Neither the Board nor management intends to bring any business before the Annual Meeting other than the matters referred to in this Proxy Statement.  Nor do the Company’s bylaws allow any stockholder to bring any other matter before the Annual Meeting.  Nonetheless, if any other business should properly come before the meeting, or any postponement or adjournment thereof, the persons named in the Proxy Card will vote on such matters according to their best judgment.

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth biographical information concerning the executive officers, directors and director nominees of the Company.  The information is as of the Record Date.  All officers and directors hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

Name	Positions and Offices with the Company
Charles E. Hurwitz	Chairman of the Board and Chief Executive Officer
Shawn M. Hurwitz	Co-Vice Chairman of the Board and President
M. Emily Madison	Vice President, Finance
Bernard L. Birkel	Secretary
Robert J. Cruikshank	Director
J. Kent Friedman	Co-Vice Chairman of the Board and Director
Ezra G. Levin	Director
Stanley D. Rosenberg	Director
Michael J. Rosenthal	Director

Charles E. Hurwitz.  Mr. C. Hurwitz, age 68, has served as a member of the Board and the Executive Committee of the Company since August 1978.  He also became Chairman of the Board and Chief Executive Officer of the Company in March 1980.  From January 1993 to January 1998 and from April 2006 to May 2007, Mr. Hurwitz also served as President of the Company.  He is the President and the sole Director of Giddeon Holdings, Inc. (“Giddeon”).  That company is primarily engaged in the management of investments and is indirectly a principal stockholder of the Company.  Mr. Hurwitz is sometimes referred to as “C. Hurwitz” in this Proxy Statement.

Shawn M. Hurwitz.  Mr. Hurwitz, age 43, has been a director and Co-Vice Chairman of the Company since April 2006 and President of the Company since May 2007.  For the past seven years, he has been the President and Chief Executive Officer of MAXXAM Property Company (“MPC”), a wholly owned subsidiary of the Company engaged in real estate operations.  Prior to that, he was a Vice President of MPC for nine years.  Since March 2007, he has also been Chief Executive Officer of Sam Houston Race Park, Ltd. (“SHRP”), a wholly owned subsidiary of the Company engaged in racing operations.  Mr. S. Hurwitz serves as Chairman Emeritus of the Board for the Knowledge Is Power Program (“KIPP”) organization that includes several open-enrollment public schools providing education services for underserved pre-K to 11th grade students.  He is also a member of the Board of Directors of KIPP Foundation, which oversees KIPP Schools nationwide.  Mr. S. Hurwitz is the son of C. Hurwitz and is sometimes referred to as “S. Hurwitz” in this Proxy Statement.

M. Emily Madison.  Ms. Madison, age 40, has served as the Company’s Vice President, Finance since joining the Company in April 2005.  Prior to that, Ms. Madison was a partner in Ernst & Young LLP beginning in May 2002 and a partner in Arthur Andersen LLP from September 2001 until May 2002.  From 1990 to 2001, Ms. Madison held various positions with Arthur Andersen LLP.  She is a Certified Public Accountant, and a member of both the American Institute of Certified Public Accountants and Financial Executives International.

Bernard L. Birkel.  Mr. Birkel, age 59, has served as Secretary of the Company since May 1997 and Senior Assistant General Counsel of the Company since February 2000.  He joined the Company in August 1990, serving as Corporate Counsel until August 1992, Assistant Secretary from May 1991 to May 1997, Senior Corporate Counsel from August 1992 to May 1997, and as Managing Counsel–Corporate from May 1997 to February 2000.  Prior to joining the Company, Mr. Birkel was a partner in the Houston law firm of Woodard, Hall & Primm, P.C.  He also served in the U.S. Air Force from 1973 to 1978.

Robert J. Cruikshank.  Mr. Cruikshank, age 78, has served as a director of the Company since May 1993.  Mr. Cruikshank is a nominee for reelection as a Common Director of the Company to serve one year.  Mr. Cruikshank was a Senior Partner in the public accounting firm of Deloitte & Touche LLP from December 1989 until his retirement in March 1993.  Mr. Cruikshank served on the Board of Directors of Deloitte Haskins & Sells from 1981 to 1985 and as Managing Partner from June 1974 until the firm’s merger with Touche Ross & Co. in December 1989.  Mr. Cruikshank also serves as a trust manager of Weingarten Realty Investors and as advisory director of Compass Bank-Houston.  Mr. Cruikshank has also acted in a leadership capacity at a number of leading academic and health care organizations, including: the Board of Directors, Texas Medical Center since 1989, and Regent and Vice Chairman of The University of Texas System from 1989 to 1995.

J. Kent Friedman.  Mr. Friedman, age 65, has been a director and Co-Vice Chairman of the Company since May 2000.  He is a nominee for election as a General Director of the Company to serve until the 2012 meeting.  Mr. Friedman is currently a partner in the law firm of Kelly Hart & Hallman, LLP and serves as the Company’s outside General Counsel.  Prior to that, he was General Counsel of the Company from December 1999 to July 2008.  Before joining the Company, Mr. Friedman was a partner in Mayor, Day, Caldwell & Keeton, L.L.P., a Houston law firm, from 1982 through December 1999.  He was the Managing Partner of that firm from 1982 through 1992.  Mr. Friedman also serves as Chairman of the Board of the Harris County–Houston Sports Authority and is President of the Mickey Leland Kibbutzim Internship Foundation.  He served as Co-Chairman of the Greater Houston Inner City Games from 1998 to 2003, on the Board of Regents of Texas Southern University from 1987 to 1990, and on the Executive Committee of the Board of Directors of the Houston Symphony from 1984 to 1999.

Ezra G. Levin.  Mr. Levin, age 75, has served as a director of the Company since May 1978.  Mr. Levin is a nominee for election as a General Director of the Company to serve until the 2012 meeting.  Mr. Levin is a member and co-chair of the New York and Paris law firm of Kramer Levin Naftalis & Frankel LLP.  He has held leadership roles in various legal and philanthropic capacities.  Mr. Levin has previously served as a trustee on behalf of the Securities Investor Protection Corporation, and taught as a visiting professor at the University of Wisconsin Law School, Columbia College, and other academic institutions.

Stanley D. Rosenberg.  Mr. Rosenberg, age 77, has served as a director of the Company since June 1981.  He is a nominee for reelection as a Common Director of the Company to serve one year.  Mr. Rosenberg is a partner in the San Antonio, Texas law firm of Tuggey Rosenthal Pauerstein Sandoloski Agather LLP.  He was a partner in the law firm of Arter & Hadden LLP from April 1999 until May 2001; a partner in the law firm of Rosenberg, Tuggey, Agather, Rosenthal & Rodriguez from February 1990 through April 1999; and a partner in the law firm of Oppenheimer, Rosenberg & Kelleher, Inc. from its inception in 1971 until February 1990.  Mr. Rosenberg has also held leadership roles in various legal and philanthropic capacities, including:  Committee Chairman–State Bar of Texas Task Force on Title Companies (1984 to 1990); Member, University of Texas Graduate School of Business Advisory Council (1991 to 1992); Member of the Board of Visitors, University of Texas Law School (1992 to 1994); and, Director, University of Texas Health Science Center Development Board (1994 to present).

Michael J. Rosenthal.  Mr. Rosenthal, age 65, has served as a director of the Company since May 2000.  He is a nominee for reelection as a Common Director of the Company to serve one year.  Since 1986, Mr. Rosenthal has served as Chairman and President of M. J. Rosenthal and Associates, Inc., an investment and consulting company.  Mr. Rosenthal has been Chairman of Skins Inc., a manufacturer of men’s and women’s shoes since 2005, and was Chairman and Chief Executive Officer of Bill Blass New York, a high-end manufacturer of women’s clothing, from January 2006 through November 2007 and Chairman through November 2008.  On December 31, 2008, Bill Blass New York filed a petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code in the Manhattan U.S. Bankruptcy Court.  From 1984 to 1986, Mr. Rosenthal served as a partner and a Managing Director of Wesray Capital Corporation, an investment company, and prior to that was Senior Vice President and Managing Director of the Mergers and Acquisitions Department of Donaldson, Lufkin & Jenrette, Inc., an investment banking firm.  Mr. Rosenthal is also a director and Treasurer of the Horticultural Society of New York and a director of the Brooklyn Botanic Garden.  Over the last several years, Mr. Rosenthal has also served as Chairman, a director and/or Chief Executive Officer of a number of companies, including:  American Vision Centers, Inc., Northwestern Steel & Wire Company, Star Corrugated Box Co., Inc., Vector Distributors, Inc., Western Auto Supply Company and Wilson Sporting Goods Company.  In September 2004, he was appointed a director of Nobel Learning Communities, Inc., a for-profit provider of education and school management services.

CORPORATE GOVERNANCE

The Board and its Committees

During 2008, no director attended fewer than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served.  The Company encourages all of its directors to attend the Annual Meeting.  To facilitate this, the Company schedules a regular Board meeting in conjunction with the Annual Meeting.  All of the directors attended the 2008 Annual Meeting.  The Board has determined that Messrs. Cruikshank, Levin, Rosenberg and Rosenthal are “independent” under the current standards of the NYSE Amex (formerly the American Stock Exchange; the “NYSE Amex”).  In making this determination, the Board considers any transactions or relationships between any of such directors and the Company or any of its affiliates.  This included the fact that Mr. Levin’s law firm performs limited legal services for the Company and certain of its subsidiaries and other affiliates.

The Board has the following standing committees: Executive, Audit, Conflicts and Compliance, Compensation Policy, and Section 162(m) Compensation.  The Board does not have a standing nominating committee nor does it have any committee performing a similar function.  See “–Nomination Process” below for further information.

2008 Board and Committee Membership Roster and Meetings
Name	Board	Executive	Audit	Conflicts & Compliance	Compensation Policy	Section 162(m)
Robert J. Cruikshank	X		X	X	X	X*
J. Kent Friedman	X			X
Charles E. Hurwitz	X*	X*
Shawn M. Hurwitz	X	X
Ezra G. Levin	X	X		X	X*
Stanley D. Rosenberg	X		X	X*	X	X
Michael J. Rosenthal	X		X*	X	X	X
Number of Meetings	13	0	8	2	7	6

*Chairman

The Executive Committee meets on call and has authority to act on most matters during the intervals between meetings of the entire Board.

The Audit Committee serves as an independent and objective party to oversee the integrity of the Company’s accounting and financial reporting processes and internal control system, including the Company’s system of internal controls regarding financial reporting and accounting that management and the Board have established.  Consistent with such function, the Audit Committee encourages continuous improvement of, and fosters adherence to, the Company’s policies, procedures and practices at all levels.  The Company’s independent registered public accounting firm reports directly to the Audit Committee, which selects, sets compensation for, and evaluates the performance and independence of the Company’s independent registered public accounting firm.  The Audit Committee also fosters an open avenue of communication among senior management, the independent accountants and the Board.  The Audit Committee has adopted a written charter.  One of the responsibilities assigned to the Audit Committee under its charter is to review and oversee any transactions required to be disclosed by the Company pursuant to Rule 404 of SEC Regulation S-K (certain transactions/relationships involving over $120,000 between the Company and directors, executive officers, 5% security holders of the Company, and certain other related persons and entities).

The Company has determined that each member of the Audit Committee is “independent” under the current standards of the NYSE Amex applicable to audit committees.  In addition, the Board has determined that Mr. Cruikshank is an “audit committee financial expert” within the meaning of Item 401(h) of SEC Regulation S-K.  Also see “Audited Related Matters” below.

The Conflicts and Compliance Committee (the “Conflicts Committee”) is responsible for (i) ensuring that appropriate policies with regard to employee conduct pursuant to legal and ethical business standards are formulated, maintained, periodically reviewed and properly implemented and enforced, (ii) reviewing possible conflicts of interest, and (iii) establishing, maintaining, governing and enforcing policies regarding sensitive payments, insider trading with regard to the Company’s equity securities and similar policies.  See also “–Code of Conduct” below.

The Compensation Policy Committee (the “Policy Committee”) is responsible for addressing management’s recommendations concerning (i) in general, the establishment or substitution of benefit plans, or material amendments to existing benefit plans, and (ii) salaries or other compensation, including payments awarded pursuant to bonus and benefit plans maintained by the Company, and in certain instances, the Company’s subsidiaries.  However, the Policy Committee is not responsible for the matters specified in the following paragraph.

The Board is responsible for administering and amending the Company’s Non-Employee Director Stock Plan (the “Director Plan”).  The 162(m) Committee has the authority to administer and make amendments to the following Company plans: Executive Bonus Plan, 2002 Omnibus Plan and 1994 Omnibus Employee Incentive Plan.  The 162(m) Committee also establishes criteria to be used in determining awards to be made pursuant to the Executive Bonus Plan, and approves awards made pursuant to the 2002 Omnibus Plan.  The 162(m) Committee would also have the authority noted above with respect to any future plans or programs, if any, intended to comply with the provisions of Section 162(m) of the Internal Revenue Code (allowing the deduction of compensation that complies with its provisions).  Neither the Policy Committee nor the 162(m) Committee has adopted a written charter.

Policy Committee Interlocks and Insider Participation

No person who served on the Policy Committee or the 162(m) Committee during 2008 was an officer or employee of the Company or any of its subsidiaries at any time during 2008.  Nor was any of such persons formerly an officer of the Company or any of its subsidiaries.  During 2008, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Policy Committee or the 162(m) Committee, (ii) a director of another entity, one of whose executive officers served on the Policy Committee or the 162(m) Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Nomination Process

The Company is a “controlled company” as such term is defined in the rules of the NYSE Amex (due to the level of stock ownership of Mr. C. Hurwitz).  The Company does not have a standing nominating committee as the Board believes such a committee would not materially enhance the nominating process.  Instead, the Company’s relatively small Board of Directors relies on the expertise of the Board as a whole in choosing its director candidates.  The Company’s directors are familiar with each other through their Board service.  Each of the directors is also highly experienced and knowledgeable in business and board affairs.  The nominees named in this Proxy Statement were unanimously recommended by the full Board for submission to the stockholders as the Company’s nominees.  Should the Company or the Board determine in the future that additional or other Board nominees are advisable, it is likely that a variety of sources would be consulted for possible candidates, including the directors of the Company, various advisors to the Company, and possibly one or more search firms.  Appropriate consideration also would be given to nominees for director previously suggested by stockholders of the Company.  The process by which a stockholder of the Company may suggest a nominee for director of the Company can be found above under “Annual Meeting Procedures–Stockholder Proposals for the 2010 Annual Meeting.”

Stockholder Communications with Directors

Due to the small number of communications from outside stockholders received by the Company, the Board has not adopted a formal process for receiving communications from stockholders.  However, a stockholder may contact the Board, or any individual director, by sending a written communication to the Board of Directors, MAXXAM Inc., c/o Corporate Secretary, 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056-3058.  The letter should indicate that the sender is a stockholder of the Company.  Depending on the particular facts and circumstances, the Corporate Secretary will either (a) distribute such communication to the Board or particular directors, or (b) determine that the communication should not be forwarded to the Board or any of its members because (i) the communication is primarily commercial in nature, relates to the Company’s ordinary business or otherwise relates to matters that are not relevant to the Board, or (ii) the Company’s management can adequately address the stockholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual for action.

Code of Conduct

All of the Company’s directors and its officers and other employees (including senior executive, financial and accounting officers) are held accountable for adherence to the Company’s Code of Business Conduct and related compliance manuals (the “Code of Conduct”).  The Code of Conduct is intended to promote compliance with applicable governmental laws and regulations and help assure adherence to the highest ethical standards of conduct.

The Code of Conduct is designed to help the above-noted persons act as responsible citizens.  The Code of Conduct covers a variety of areas, including conflicts of interest, financial reporting and disclosure and internal controls, protection of Company assets and confidentiality, antitrust requirements, political participation, protection of the environment, insider trading, and discrimination and harassment.  Employees have an obligation to promptly report any known or suspected violation of the Code of Conduct and retaliation is prohibited.

Copies of the Code of Conduct may be obtained (without charge) by writing to MAXXAM Inc., c/o Corporate Secretary, 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056-3058.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth 2008 compensation information for the Company’s outside directors.  It covers compensation accrued by any non-employee director of the Company for such period.  The Company’s employee directors are not compensated for their Board service as such.  Messrs. C. Hurwitz and S. Hurwitz therefore are not included in this table.  See “Executive Compensation” below for information regarding their compensation.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)(1)	(b)(2)	(d)(3)(4)	(f)	(g)(5)	(h)
Robert J. Cruikshank	98,000	6,066	–	–	104,066
J. Kent Friedman(6)	22,958	–	–	–	22,958
Ezra G. Levin	72,500	6,066	10,596(7)	13,000(8)	102,162
Stanley D. Rosenberg	86,000	6,066	–	–	92,066
Michael J. Rosenthal	90,500	6,066	–	21,000(8)	117,566

(1)	Columns (c) and (e) of this table are not applicable and have therefore not been included.
(2)	See “–Non-Employee Director Fees” below for a description of Board and committee fees paid to non-employee directors.
(3)
See eflects the dollar amount of awards made during 2008.  Such dollar amount is what the Company recognizes for financial reporting purposes in accordance with Financial Accounting Standard 123(R) (“SFAS No. 123(R)”), except that all awards were treated as having vested immediately.  For a description of the assumptions used in calculating the above amounts, see “–Stock Option Plans” in Note 11 to the Company’s Consolidated Financial Statements set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “2008 Form 10-K”).

(4)
Each of the Company’s non-employee directors receives an annual grant under the Director Plan described below.  The 2008 grants were completed on May 30, 2008 at an exercise price of $28.50 per share.  As of December 31, 2008, the outstanding awards held by the Company’s outside directors were as follows: (a) Mr. Cruikshank – 6,000 at exercise prices ranging from $11 to $62 (of which 4,500 were vested); (b) Mr. Levin – 6,000 at exercise prices ranging from $11 to $62 (of which 4,500 were vested); (c) Mr. Rosenberg – 6,000 at exercise prices ranging from $11 to $62 (of which 4,500 were vested); and (d) Mr. Rosenthal – 5,300 at exercise prices ranging from $11 to $31.69 (of which 3,800 were vested).

(5)	Includes perquisites and other personal benefits, or property, unless the aggregate amount for any director is less than $10,000.
(6)
Mr. Friedman became a non-employee director of the Company upon his resignation from the Company on July 31, 2008.  His amounts in this table reflect his compensation as a non-employee director.  See “Executive Officer Compensation” below for information regarding the compensation he received as an executive officer.

(7)	Reflects above-market earnings on previously-deferred compensation, as determined pursuant to Instruction 2 to Item 402(r)(2)(vi) of SEC Regulation S-K.
(8)	Reflects Board and committee fees paid for their services as a director of The Pacific Lumber Company, a former subsidiary of the Company engaged in forest products operations (“Palco”).

Non-Employee Director Fees

The non-employee directors of the Company received the following Board and committee fees for their 2008 Board service:

•	A base annual fee of $50,000.

•	An annual fee of $3,000 for each Board committee they chaired and $1,500 for each Board committee on which they served as a member.

•	A fee of $1,500 for Board and committee meetings not held in conjunction with a regularly scheduled Board meeting.

Directors were also reimbursed for travel and other disbursements relating to Board and committee meetings.  Some of the non-employee directors also served on the boards of certain subsidiaries that compensate such directors for their service.  Any such compensation is reflected in column (g) of the Director Compensation Table above.

Deferred Compensation Program

All non-employee directors can participate in a deferred compensation program.  Under this program, non-employee directors may defer all or part, in 25% increments, of the director’s fees.  The designated percentage of deferred fees are credited to a book account as of the date such fees would have been paid to the director.  The amounts credited are deemed “invested” in two investment choices: phantom shares of the Company’s Common Stock, and/or in an account bearing interest calculated using one-twelfth of the sum of the prime rate on the first day of each month plus 2%.  Deferred director’s fees and earnings are paid in cash to the director or beneficiary at established times following the date the director ceases for any reason to be a member of the Board.  The amounts are paid in a lump sum or in a specified number of annual installments (not to exceed ten) based upon the director’s election.

Mr. Levin is the only director who has previously participated in this deferred compensation program.  On December 12, 2008, Mr. Levin and the Company entered into an agreement relating to treatment of the fees previously deferred by Mr. Levin, which agreement was approved by the Company’s Audit Committee.  Among other things, the agreement provided for (a) payment on January 9, 2009,  of the accrued deferred fees in the interest-bearing account, (b) payment of the deferred fees in the phantom share account on the 15th day following the earlier of February 10, 2014 or a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets, and (c) the conversion of the deferred fees in the phantom share account to the interest-bearing account should the Company cease to be a public reporting company or make a payment to stockholders pursuant to a going private transaction.

Non-Employee Director Stock Plan

Non-employee directors participate in the Director Plan.  Under this plan, they are issued non-qualified stock options or “NQSOs” to purchase Common Stock.  The NQSOs have been accompanied by tandem stock appreciation rights or “SARS” since 2004.  Up to 35,000 NQSOs/SARs may be granted under the Director Plan.  Terminated or lapsed grants are “recycled” back into the Director Plan (i.e. they again become available for grant).  Grants are made at the closing market price on the date of grant and have a ten-year term.  They vest over four years, subject to certain accelerated vesting provisions in the event of the director’s death or retirement.

NQSOs/SARs relating to 500 shares of Common Stock are issued to a new non-employee director on the day following the annual meeting of stockholders at which the director is first elected.  Thereafter, such non-employee director receives 600 NQSOs/SARs  the day following each subsequent annual meeting.  See column (d) to the Director Compensation Table above for further information regarding outstanding awards and the 2008 grants.

PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

Ownership Table

The following table sets forth, as of the Record Date, the beneficial ownership of the Company’s Common Stock and Preferred Stock by (a) those persons known by the Company to own beneficially more than 5% of either class, (b) each of the executive officers named in the Summary Compensation Table set forth below, (c) each of the directors or nominees for director, and (d) all directors and executive officers of the Company as a group.

Name Of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	% of Class	Aggregate Voting Power(2)
The Stockholder Group(3)(4)	Common Stock Preferred Stock	3,483,644(5)(6) 662,441	67.2 99.2	85.2
Gilda Investments, LLC(3)	Common Stock	2,472,743(5)	54.0	22.0
Dimensional Fund Advisors Inc.	Common Stock	352,700(7)	7.7	3.1
Bernard L. Birkel	Common Stock	21,720(8)	*	*
Robert J. Cruikshank	Common Stock	6,100(9)	*	*
J. Kent Friedman	Common Stock	64,387(8)	*	*
Charles E. Hurwitz(3)(4)	Common Stock Preferred Stock	3,483,644(5)(6) 662,441	67.2 99.2	85.2
Shawn M. Hurwitz	Common Stock	43,475(8)	*	*
Ezra G. Levin	Common Stock	6,100(9)	*	*
M. Emily Madison	Common Stock	10,360(8)	*	*
Stanley D. Rosenberg	Common Stock	7,100(9)	*	*
Michael J. Rosenthal	Common Stock	4,400(8)	*	*
All directors, nominees for director and executive officers of the Company as a group (9 persons)	Common Stock Preferred Stock	3,603,811(10) 662,441	68.0 99.2	85.4

*	Less than 1%.
(1)
Unless otherwise indicated, the beneficial owners have sole voting and investment power with respect to the shares listed in the table.  Includes the number of shares in respect of stock options exercisable as of or within 60 days after the Record Date.

(2)	This column is included because the Preferred Stock is generally entitled to ten votes per share, while the Common Stock is entitled to one vote per share.
(3)
Gilda Investments, LLC (“Gilda”) is a member-managed limited liability company of which Giddeon is the sole member.  Gilda, Giddeon, the Hurwitz Investment Partnership L.P., Mr. C. Hurwitz, his spouse, and Mr. S. Hurwitz may be deemed a “group” (the “Stockholder Group”) within the meaning of Section 13(d) of the Securities Exchange Act of 1934.  The address of these entities and Mr. C. Hurwitz is 1330 Post Oak Boulevard, Suite 2000, Houston, Texas 77056-3058.

(4)
Mr. C. Hurwitz serves as the sole director of Giddeon, and he and members of his immediate family and trusts for the benefit thereof, own all of the voting shares of Giddeon.  His positions include Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Board and President of Giddeon.  By reason of the foregoing and his relationship with the members of the Stockholder Group, Mr. C. Hurwitz may be deemed to possess shared voting and investment power with respect to the shares held by the Stockholder Group.

(The footnotes are continued on the following page)

(5)	Includes (a) 2,451,714 shares owned by Gilda as to which Mr. C. Hurwitz indirectly possesses voting and investment power, and (b) an option held by Gilda to purchase 21,029 shares.
(6)
Includes (a) 315,684 shares held directly by Mr. C. Hurwitz, (b) 558,965 options/SARs held by Mr. C. Hurwitz and exercisable within 60 days after the Record Date, (c) 46,277 shares separately owned by Mr. C. Hurwitz’s spouse and as to which Mr. C. Hurwitz disclaims beneficial ownership, (d) 46,500 shares of Common Stock owned by the Hurwitz Investment Partnership L.P., a limited partnership in which Mr. C. Hurwitz and his spouse each hold a 4.32% interest as General Partner and Mr. C. Hurwitz serves as Managing General Partner, with the remaining interests in such limited partnership being held by Mr. C. Hurwitz’s children or trusts for their benefit, and (e) 43,475 options/SARs held by Mr. S. Hurwitz and exercisable within 60 days after the Record Date.

(7)
This information is based solely on a Schedule 13G/A (the “Dimensional 13G”) filed with the SEC on February 6, 2009, by Dimensional Fund Advisors Inc. (“Dimensional”), a Delaware corporation which is a registered investment advisor.  The Dimensional 13G indicates that Dimensional has sole voting and dispositive power with respect to all such shares, and that all such shares are owned by other persons or entities having the right to receive and the power to direct the receipt of dividends from, and proceeds from the sale of, such shares.  The business address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(8)	Relates to options/SARs exercisable as of or within 60 days after the Record Date.
(9)	Includes options/SARs exercisable as of or within 60 days after the Record Date relating to 5,100 shares.
(10)
Includes the 3,483,644 shares owned by or attributed to the Stockholder Group.  The remaining shares consist of the following amounts held by the other directors and officers of the Company: (a) 4,000 directly-owned shares, and (b) options/SARs exercisable as of or within 60 days after the Record Date relating to 116,167 shares.

Section 16 Compliance

Based solely upon a review of such copies of Forms 3, 4 and 5 and any amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from the reporting persons, the Company believes that all filing requirements were complied with which were applicable to its officers, directors and beneficial owners holding greater than ten percent.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2008, concerning securities that have been, or are available to be, issued under the various equity compensation plans of the Company.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders:
Common Stock	1,052,182	$21.07	12,058(1)
Preferred Stock	–	–	70,000(1)

Equity compensation plans not approved by security holders	–	–	–
Total	1,052,182	$21.07	82,058(1)

(1)
Includes (a) 358 shares of Common Stock and 70,000 shares of Preferred Stock available for issuance under the 2002 Omnibus Plan, and (b) 11,700 shares of Common Stock available for issuance under the Director Plan.  Awards under the 2002 Omnibus Plan may be made in the form of incentive or non-qualified stock options, stock appreciation rights, performance units or shares, and restricted and unrestricted stock.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth compensation information for 2008 and 2007 with respect to certain of the Company’s executive officers (the “named executive officers”), including its principal executive and financial officers.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Option Awards ($)(2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)	(i)	(j)
Charles E. Hurwitz, Chairman of the Board and Chief Executive Officer	2008 2007	835,000 835,000	250,000 154,250(6)	289,440 362,520	– 208,750(6)	24,992(7) 65,920(7)	238,588 271,939	1,638,020 1,898,379
Shawn M. Hurwitz, Vice Chairman of the Board and President	2008 2007	525,000 467,744	232,500 325,000	129,600 151,050	– –	– 119(8)	31,341 39,318	918,441 983,231
M. Emily Madison, Vice President, Finance	2008 2007	315,000 300,000	275,000 250,000	45,792 53,371	– –	– 599(8)	45,974 45,210	681,766 649,180
J. Kent Friedman, Co-Vice Chairman of the Board and General Counsel(9)	2008 2007	297,500 510,000	– 275,000	– 89,875	– –	6,455(10) 8,845(10)	822,468 192,760	1,126,423 1,076,480

(1)	Column (e) of this table is not applicable and has therefore not been included.
(2)
The following NQSOs, with tandem SARs, relating to shares of Common Stock were awarded to the named executive officers on December 10, 2008:  Mr. C. Hurwitz – 67,000, Mr. S. Hurwitz – 30,000, and Ms. Madison – 10,600.  The following NQSOs, with tandem SARs, relating to shares of Common Stock were awarded to the named executive officers on December 17, 2007:  Mr. C. Hurwitz – 36,000, Mr. S. Hurwitz – 15,000, Ms. Madison – 5,300, and Mr. Friedman – 8,925, and.  See “–Outstanding Equity Awards at Fiscal Year-End Table” below for information regarding the exercise price, vesting and term of such awards.

(3)
Reflects the dollar amount of awards made during 2008 and 2007 as specified in footnote (1).  Such dollar amount is what the Company recognizes for financial reporting purposes in accordance with SFAS No. 123(R), except that all awards were treated as having immediately vested.  For a description of the assumptions used in calculating these amounts, see “–Stock Option Plans” in Note 11 to the Company’s Consolidated Financial Statements set forth in its 2008 Form 10-K.

(4)
The named executive officers forfeited the following Common Stock options during the indicated years:  Mr. C. Hurwitz – (a) in 2008, 50,000 with an exercise price of $50.50, and (b) in 2007, 32,500 with an exercise price of $41.50; Mr. Friedman – in 2008, 29,324 (3,344 with an exercise price of $19.72, 4,560 with an exercise price of $33.00, 5,355 with an exercise price of $33.45, 7,140 with an exercise price of $26.50 and 8,925 with an exercise price of $27.01).  Such forfeitures had no effect on the dollar values reported in this column.

(5)
Includes perquisites and other personal benefits, or property, unless the aggregate amount for any named executive officer is less than $10,000.  For details regarding the various items of compensation included in this column, see the “–Other Compensation Table” below.

(6)
Reflects bonuses awarded in 2007 under the Executive Bonus Plan (column (g)) and otherwise (column (d)), although their payment was deferred until 2008 by the 162(m) Committee and the Policy Committee, respectively.  Excludes bonuses awarded in 2006, the payment of which was deferred until 2007.

(7)
The 2008 amount consists of above-market earnings on previously-deferred compensation under the Company’s deferred compensation program for executive officers (the “Deferred Compensation Program”) described under “–Deferred Compensation Plans” below.  The 2007 amount consists of above-market earnings of (a) $22,719 on previously-credited amounts under the Company’s Capital Accumulation Plan, (b) $41,870 on previously-deferred compensation under the Deferred Compensation Program, and (c) $1,331 on amounts previously credited to his account under the Company’s Supplemental Savings Plan.  See “–Deferred Compensation Plans” below for a description of the Capital Accumulation Plan and the Supplemental Savings Plan.

(8)	Consists of above-market earnings on previously-vested amounts under the Capital Accumulation Plan.

(The footnotes are continued on the following page)

(9)
Mr. Friedman resigned as an executive officer of the Company on July 31, 2008, at which time became a non-employee director of the Company.  This table reflects the amounts he received as an executive officer.  See “Director Compensation” above for the compensation he received in 2008 as a non-employee director.  Also see “–Termination Arrangements” below for a description of the separation agreement he entered into with the Company at the time of his resignation, including a provision extending the exercise period of his vested options.

(10)
The 2008 amount consists of above-market earnings on amounts previously vested or credited to his account under the Capital Accumulation Plan.  The 2007 amount consists of above-market earnings of $8,113 and $732 on amounts previously vested or credited to his account under the Capital Accumulation Plan and the Supplemental Savings Plan, respectively.

Other Compensation Table

The following table contains information regarding amounts included as part of column (i) amounts set forth in the Summary Compensation Table.

Name	Year	Savings Plan(1)	Capital Accumulation Plan	Supplemental Savings Plan(2)	Automobile	Other Items(3)
Charles E. Hurwitz	2008 2007	28,335 31,962	71,045(4)(5) 87,604(4)(5)	71,854 86,380	13,951(6) 12,773(6)	53,403(7) 53,220(7)
Shawn M. Hurwitz	2008 2007	18,976 23,152	9,956(4)(5) 5,109(4)(5)	– –	2,409(8) 11,057(8)	– –
M. Emily Madison	2008 2007	16,737 19,575	14,237(4)(5) 10,635(4)(5)	– –	15,000(6) 15,000(6)	– –
J. Kent Friedman	2008 2007	32,163 31,287	550,648(9) 88,714	13,981 46,672	10,102(6) 16,473(6)	215,574(10) 9,614(11)

(1)
Reflects the aggregate amount of employer contributions made to such person’s account under the Company’s Savings Plan.  For a description of the Savings Plan, see “–Executive Bonus and Savings Plans” below.

(2)
Reflects the amount credited to such person’s account under the Supplemental Savings Plan (including earnings on previously-credited amounts, other than above-market earnings reflected in column (h) of the Summary Compensation Table).

(3)	Includes perquisites and other personal benefits, or property, unless the aggregate amount for any named executive officer is less than $10,000.
(4)
Reflects the amount credited or vested to such person’s account under the Company’s Capital Accumulation Plan for the years indicated, including earnings on amounts previously credited or vested, other than above-market earnings reflected in column (h) of the Summary Compensation Table above.  Such amounts include the effect of a December 2008 amendment to the plan increasing the yearly vesting from 10% to 20%.  See “–Deferred Compensation Plans–Capital Accumulation Plan” below.

(5)
In December 2008, such persons received the following payments under the Capital Accumulation as part of a periodic distribution provided for by the plan (see “–Deferred Compensation Plans–Capital Accumulation Plan”):  Mr. C. Hurwitz – $1,429,676, Mr. S. Hurwitz – $16,484, and Ms. Madison – $36,983.  Such amounts have been excluded from this column as the corresponding yearly credited/vested amounts have previously been reported in the Summary Compensation Table.

(6)	Reflects amounts paid or reimbursed for the use of an automobile.
(7)
Reflects earnings on previously-deferred compensation for 2008 and 2007, respectively, under the Deferred Compensation Program (other than above-market earnings reflected in column (h) of the Summary Compensation Table).

(8)	Reflects the taxable income resulting from his personal use of a company-owned automobile utilized primarily for business purposes.
(9)
Reflects the February 2009 payment of his vested balance under the Capital Accumulation Plan due to his resignation from the Company.  Such amounts have been included in this column pursuant to Item 402(n)(2)(ix)(D)(1) of SEC Regulation S-K even though the corresponding yearly credited/vested amounts have previously been reported in the Summary Compensation Table.

(10)
Reflects (a) the payment in February 2009 of $156,923 under the Company’s severance plan (see “–Termination Arrangements” below), and (b) the payment in July 2008 of $49,037 for accrued vacation, in each case due to his resignation from the Company.  Also reflects $9,614 of life insurance payments.

(11)   Reflects life insurance payments.

Executive Bonus Plan and Savings Plan

Executive Bonus Plan
The only participants under the Executive Bonus Plan in 2008 were Messrs. C. Hurwitz, S. Hurwitz and Friedman.  See “Annual Meeting Business–Approval of Amendment to the Executive Bonus Plan” for a description of the Executive Bonus Plan.

Savings Plan
The Savings Plan maintained by the Company is a 401(k) defined contribution plan.  In conjunction with the freezing of the Company’s Pension Plan and Supplemental Executive Retirement Plan (the “SERP”) described under “–Retirement Plans” below, the Company temporarily increased to 4% the amount of a participant’s contributions that it would match, commenced a transition contribution generally applicable to persons that were participants under the Pension and permitted certain additional annual discretionary contributions by participating employers.  The Savings Plan was amended in December 2008 to eliminate all employer contributions.

The Company also adopted the Supplemental Savings Plan in connection with freezing the Pension Plan and SERP.  See “–Deferred Compensation Plans–Supplemental Savings Plan” below for a description of this plan.

Employment Contracts

On April 5, 2005, Ms. Madison and the Company entered into a three-year Executive Employment Agreement that expired on March 31, 2008.  The agreement provided that Ms. Madison would be Vice President, Finance with a beginning base salary of $228,600 per year.  She was also to receive an annual bonus of not less than $50,000 during the term of the agreement, and was granted non-qualified stock options, with tandem SARs, in respect of 5,000 shares of Common Stock (at an exercise price of $28.65 per share).  She also received a one-time signing bonus of $37,500, was entitled to an annual automobile allowance of $15,000, and became eligible to participate in the Capital Accumulation Plan.  Ms. Madison was also entitled to participate in all general employee benefit plans and programs available to the Company’s senior executive employees.

Now that Ms. Madison’s agreement has expired, none of the Company’ senior executive employees currently have an employment agreement with the Company.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date
(a)	(b)	(c)	(d)	(e)	(f)
Charles E. Hurwitz	32,500	–	–	55.0000	03/03/2009
	116,200	–	–	15.8750	12/27/2010
	124,600	–	–	17.9500	12/12/2011
	124,600	–	–	9.4000	12/10/2012
	99,680	–	–	19.7200	12/10/2013
	45,600	11,400(2)	–	33.0000	12/20/2014
	26,685	17,790(3)	–	33.4500	12/07/2015
	14,440	21,600(4)	–	26.5000	12/11/2016
	7,200	28,800(5)	–	27.0100	12/17/2017
	–	67,000(6)	–	10.7000	12/10/2018
Shawn M. Hurwitz	8,200	–	–	17.9500	12/12/2011
	8,200	–	–	9.4000	12/10/2012
	8,200	–	–	19.7200	12/10/2013
	8,000	2,000(2)	–	33.0000	12/20/2014
	4,725	3,150(3)	–	33.4500	12/07/2015
	3,150	4,725(4)	–	26.5000	12/11/2016
	3,000	12,000(5)	–	27.0100	12/17/2017
	–	30,000(6)	–	10.7000	12/10/2018
M. Emily Madison	3,000	2,000(7)	–	28.6500	04/04/2015
	3,180	2,120(3)	–	33.4500	12/07/2015
	2,120	3,180(4)	–	26.5000	12/11/2016
	1,060	4,240(5)	–	27.0100	12/17/2017
	–	10,600(6)	–	10.7000	12/10/2018
J. Kent Friedman(8)	17,500	–	–	45.5000	11/30/2009(9)
	3,760	–	–	16.3750	12/31/2009(9)
	8,360	–	–	17.9500	12/31/2009(9)
	12,540	–	–	9.4000	12/31/2009(9)
	10,032	–	–	19.7200	12/31/2009(9)
	6,840	–	–	33.0000	12/31/2009(9)
	3,570	–	–	33.4500	12/31/2009(9)
	1,785	–	–	26.5000	12/31/2009(9)

(1)
This table reflects outstanding equity awards as of December 31, 2008 for the named executive officers.  All of such options are NQSOs with tandem SARs and were granted at the closing market price of the Common Stock on the date of grant.  Columns (g) – (j) of this table (Stock Awards) are not applicable and have therefore not been included.

(2)	Such options vest on December 20, 2009.

(3)	Such options vest ratably on December 7, 2009 and 2010.

(4)	Such options vest ratably on December 11, 2009, 2010 and 2011.

(5)	Such options vest ratably on December 17, 2009, 2010, 2011 and 2012.

(6)	Such options vest ratably on December 10, 2009, 2010, 2011, 2012 and 2013.

(7)	Such options vest ratably on April 4, 2009 and 2010.

(8)	Mr. Friedman resigned as an employee of the Company effective July 31, 2008. All of his unvested awards expired upon his resignation. This information relates to his vested awards as of such date.

(9)
Upon Mr. Friedman resignation from the Company on July 31, 2008, he and the Company entered into a separation agreement.  The separation agreement included a provision extending the expiration date of certain of his vested awards.  The expiration dates listed reflect the terms of such agreement.  See “–Termination Arrangements” below for a description of the agreement.

Retirement Plans

MAXXAM Pension Plan
The MAXXAM Pension Plan (the “Pension Plan”) is a defined benefit plan that was frozen as of December 31, 2005 (i.e. no benefits accrue after that date).  Prior to 1987, accrued benefits under the Pension Plan were based on the greater of two amounts computed by reference to specified compensation and years of service.  For 1987 and 1988, the accrued benefit equaled 1.6% of annual salary up to two-thirds of the Social Security wage base, plus 2.4% of any remaining annual salary.  For 1989 through 1994, the accrued benefit equaled 1.75% of annual salary plus 0.6% of annual salary in excess of $10,000.  From 1995 through the date the Pension Plan was frozen, the accrued benefit equaled 2.35% of annual salary.  The above amounts were subject to certain Internal Revenue Code limitations.

Benefits under the Pension Plan are not subject to any deductions for Social Security or other offsets.  The Pension Plan generally provides for a straight life annuity if the retiree is single and a joint and 50% survivor annuity if the retiree is married.  Under the straight life annuity, the retiree receives a monthly pension payment from the date of retirement until the retiree’s death.  Under the joint and 50% survivor annuity, the retiree receives a monthly pension payment from the date of retirement until the retiree’s death.  After the retiree’s death, the retiree’s spouse receives a monthly pension payment equal to 50% of the amount the retiree received (until the spouse’s death).  However, retirees are permitted, with spousal consent in the case of married retirees, to waive these automatic annuity forms and choose alternative annuity forms.  The available annuity forms are (i) straight life, (ii) joint and 50% survivor, (iii) joint and 66 2/3% survivor annuity, (iv) joint and 75% survivor annuity, (v) joint and 100% survivor annuity, and (vi) life annuity with 10-year period certain.  Forms (i) and (ii) are described above.  Forms (iii), (iv) and (v) are the same as the joint and 50% survivor annuity, except that the retiree’s survivor receives 66 2/3%, 75% and 100%, respectively, of what the retiree received.  Form (vi) provides for a total of 120 monthly payments to the retiree or the retiree’s survivor.  The monthly pension payment received depends on the form of annuity selected.  The straight life annuity provides for the largest monthly payment, with the joint and 100% survivor annuity providing for the smallest monthly payment.

Anyone who was a participant in the plan for at least 10 years prior to retirement can elect to begin receiving benefits as early as age 55 (or thereafter).  Normal retirement benefits are reduced 0.6% for each of the first 60 months and 0.3% for each additional month that the retiree begins receiving benefits prior to the normal retirement date of 65.

 Supplemental Executive Retirement Plan
The Company in 1991 adopted the SERP, an unfunded, non-qualified supplemental executive retirement plan.  The SERP provides eligible participants with benefits equivalent to what they would receive under the Pension Plan except for the limitations imposed by the Internal Revenue Code.  The SERP was frozen as of December 31, 2005.  Only two executive officers of the Company, Messrs. C. Hurwitz and Friedman, were participants in the SERP at the time that it was frozen.  The SERP was amended in December 2008 to provide that unless a participant elected otherwise (none of whom did), benefits under the Plan would be payable in a lump sum on the later to occur of a participant reaching age 65 or termination of the participant’s employment with the Company.

Deferred Compensation Plans

The following describes the plans and programs of the Company providing for the deferral of compensation on a basis that is not tax-qualified under which any of the named executive officers participate.  Each of these plans and programs is an unfunded general obligation of the Company.

Capital Accumulation Plan
The named executive officers participate in the Company’s Capital Accumulation Plan (the “Capital Accumulation Plan”).  On December 31 of each year prior to January 1, 2006, the Company credited each participant’s account with an amount equal to 15% of the participant’s annual salary.  The Policy Committee reduced this percentage to 2% effective January 1, 2006, and in December 2008 increased the percentage to 4% effective January 1, 2009.  Earnings are credited on participant accounts as of each December 31 and upon the employee’s termination of employment (based on the prime rate of interest in effect at the end of the prior month).  The Policy Committee’s December 2008 modifications to the plan increased from 10% to 20% the portion of a participant’s account that vests each year (from the commencement of plan participation).

Vested balances were previously payable on the earlier of (a) termination of employment for any reason, or (b) December 31, 2008 and every tenth December 31 thereafter (the December 31, 2008 payment was made to participants).  The Policy Committee’s December 2008 modifications to the plan increased the payment frequency to every five years (i.e. December 31, 2013 and every five years thereafter).  Participants may elect to receive their vested balances in ten annual installments rather than a lump sum.  None of the named executive officers has made such an election.

Supplemental Savings Plan
The Internal Revenue Code limits the aggregate amount that may be contributed to the Savings Plan by an individual and the Company.  The Company in 2006 adopted a Supplemental Savings Plan (the “Supplemental Savings Plan”) providing for “automatic” benefits to the extent employees were unable to receive amounts under the Savings Plan due to these limits.  Prior to January 1, 2009, employees were each December 31 credited with the amounts they would have received under the Savings Plan but for the limits described above.  Due to the termination of employer contributions to the Savings Plan (see “–Executive Bonus Plan and Savings Plan–Savings Plan,”), no additional amounts are being accrued under the Supplemental Savings Plan (other than earnings on amounts previously credited to participants’ accounts).  Earnings are credited on participant accounts as of each December 31 and upon the employee’s termination of employment (based on the prime rate of interest in effect at the end of the prior month).  The employee’s account balance under the Supplemental Savings Plan is required to be distributed following the employee’s termination for any reason.

Deferred Compensation Program
The Company’s executive officers are generally eligible to participate in the Deferred Compensation Program.  Under this program, executive officers may defer up to 30% of salary and up to 30% of any bonus otherwise payable to such executive officer in any calendar year.  The designated percentage of deferred compensation is credited to a book account as of the date such compensation would have been paid.  It is deemed “invested” in an account bearing interest calculated using one-twelfth of the sum of the prime rate plus 2% on the first day of each month.  Deferred compensation, including all earnings credited to the book account, is paid in cash to the executive or beneficiary at specified times following the date the executive ceases for any reason to be an employee of the Company.  The amounts owed are paid either in a lump sum or in a specified number of annual installments, not to exceed ten, at the executive’s election.  None of the Company’s executive officers deferred any compensation under this program during 2008.

Termination Arrangements

The executive officers of the Company are eligible for severance benefits under the Company’s unfunded severance plan.  This plan has been in effect for a number of years and applies to all full-time employees.  It provides for severance pay equal to two weeks’ salary for each year of service.  Benefits are payable to employees who are involuntarily terminated for any reason other than severe dereliction of duty, gross misconduct or dishonesty.  In addition, terminated employees who have completed at least ten years of service are entitled to an additional four weeks’ salary for each $10,000 salary increment.  However, the total amount of severance benefits may not exceed 104 weeks of salary.  These amounts are payable in a lump sum.  As of December 31, 2008, the amounts payable under this plan for the named executive officers would have been as follows:  Mr. C. Hurwitz–$1,670,000; Mr. S. Hurwitz–$1,050,000; and Ms. Madison–$36,346.

On July 31, 2008, the Company and J. Kent Friedman entered into a Separation, Release and Confidentiality Agreement (the “Separation Agreement”).  Under the Separation Agreement, Mr. Friedman terminated his employment with the Company effective as of July 31, 2008, but continued to serve on the Company’s Board of Directors and began receiving compensation as a non-employee director.  The Separation Agreement also provided for Mr. Friedman to serve as the Company’s outside General Counsel through the law firm he joined following termination of his employment.  The Separation Agreement also confirmed that Mr. Friedman would receive his benefits under the Company’s existing plans and programs.

All of Mr. Friedman’s unvested NQSOs/SARs were cancelled effective as of his resignation.  While his vested NQSOs/SARs would normally have expired three months following his resignation, the 162(m) Committee approved a provision in the Separation Agreement that extended this period.  This provision extended the exercise period to December 1, 2009 for 17,500 NQSOs/SARs and to December 31, 2009 for 46,887 NQSOs/SARs.  Mr. Friedman would also earn a specified cash payment under certain circumstances if prior to December 31, 2009, (i) the Texas Legislature allows video lottery terminals (or a reasonable facsimile thereof) to be utilized at Texas horse and dog tracks, and (ii) if required, such legislation is approved by Texas voters.

AUDIT RELATED MATTERS

Independent Registered Public Accounting Firm

General
Grant Thornton LLP (“Grant Thornton”) has completed its audit of the Company’s 2008 fiscal year financial statements.  The Company also anticipates that Grant Thornton will conduct the audit of the fiscal year 2009 financial statements, although the Audit Committee has not yet commenced the selection process with respect to the 2009 audit.  Representatives of Grant Thornton plan to attend the Annual Meeting in person and will be available to answer questions.  Such representatives will also have an opportunity to make a statement at the Annual Meeting if they so desire.

Dismissal of Deloitte & Touche LLP
Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accounting firm and principal accounting firm for 2007 and a portion of 2008.  On June 20, 2008, the Audit Committee approved the dismissal of Deloitte, as previously reported by the Company in a Form 8-K filed with the SEC on June 20, 2008 (the “June 20 Form 8-K”).

The audit reports of Deloitte on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. The audit report of Deloitte on the Company’s consolidated financial statements as of and for the year ended December 31, 2007 did, however, contain an explanatory paragraph indicating that the uncertainty surrounding the ultimate outcome of the bankruptcy cases of the Company’s forest products subsidiaries and its effect on the Company, as well as the Company’s operating losses at its remaining subsidiaries, raised substantial doubt about the Company’s ability to continue as a going concern.  In addition, the audit report of Deloitte on the Company’s consolidated financial statements as of and for the year ended December 31, 2006 contained an explanatory paragraph indicating, among other things, that the bankruptcy cases raised substantial doubt about the ability of the Company and its subsidiaries to realize their timber-related assets and discharge their timber-related liabilities in the normal course of business and to continue as a going concern.

During the years ended December 31, 2007 and 2006 and the subsequent interim period ended March 31, 2008 through June 16, 2008, there were (1) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of Deloitte, would have caused them to make reference to such disagreements in its report on the Company’s financial statements for such periods, and (2) no reportable events (as defined in Item 304(a)(1)(v) of SEC Regulation S-K).

As required by SEC regulations, the Company provided Deloitte with a copy of the June 20 Form 8-K and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company therein.  Deloitte’s response indicated, among other things, that it agreed with the statements made in the preceding two paragraphs.  See the June 20Form 8-K for further information.

Appointment of Grant Thornton LLP
On June 16, 2008, the Audit Committee appointed Grant Thornton to serve as the Company’s independent registered public accounting firm.  Such appointment became effective June 20, 2008.  During the two most recent fiscal years and the subsequent interim period ended March 31, 2008 and through June 20, 2008, the Company did not consult with Grant Thornton regarding (1) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Grant Thornton provide written or oral advice to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue, or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of SEC Regulation     S-K) or a reportable event (as defined in Item 304(a)(1)(v) of SEC Regulation S-K).

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into any such filing.

April 29, 2009
To the Board of Directors of MAXXAM Inc.:

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Grant Thornton LLP, the Company’s current independent registered public accounting firm, a formal written statement describing all relationships between Grant Thornton and the Company that might bear on Grant Thornton’s independence consistent with PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence;” discussed with Grant Thornton any relationships that may impact the firm’s objectivity and independence; and satisfied itself as to Grant Thornton’s independence.  The Audit Committee also discussed with management and the Grant Thornton the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the audit plans of  Grant Thornton, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with Grant Thornton LLP all communications required by Rule 2-07 of SEC Regulation S-X and, with and without management present, and discussed and reviewed the results of Grant Thornton’s examination of the financial statements.  Grant Thornton LLP discussed with the Audit Committee various matters under applicable auditing standards, including information regarding the scope and results of the audit and other matters required to be communicated to the Audit Committee by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee reviewed with management and Grant Thornton and Deloitte the quarterly reports on Form 10-Q of the Company for each of the three quarters in the nine-month period ended September 30, 2008 and the annual report on Form 10-K for the year ended December 31, 2008.  Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements.  The Audit Committee discussed with Mr. C. Hurwitz and Ms. Madison, the Company’s Principal Executive and Financial Officers, their certifications of such reports.

Based on the above-mentioned reviews and discussions with management and Grant Thornton, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2008, which subsequently was filed with the Securities and Exchange Commission.

Audit Committee of the Board of Directors Michael J. Rosenthal, Chairman Robert J. Cruikshank Stanley D. Rosenberg

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to the Company and its consolidated subsidiaries for professional services provided in 2008 and 2007 by Grant Thornton and Deloitte, respectively.

	Years Ended December 31,
	2008 Grant Thornton(1)	2007 Deloitte
Audit Fees(2)	$ 1,080,572	$ 1,809,677(3)
Audit-Related Fees(4)	75,592	143,350
Tax Fees(5)	–	534,601
All Other Fees	–	–
Total	$ 1,156,164	$ 2,487,628

(1)	Excludes $48,000 of Audit Fees and $834,648 of Tax Fees billed by Deloitte for 2008 services.

(2)
Consists of professional services rendered for auditing the annual financial statements of the Company and certain subsidiaries and for reviewing the quarterly financial statements of the Company and certain subsidiaries.

(3)	Excludes $142,519 of Audit Fees billed by Grant Thornton for the audit of a Company subsidiary in 2007.

(4)	Consists of fees for auditing certain benefit plans of the Company and its subsidiaries.

(5)	Consists of fees for tax planning and tax compliance services billed by the Company’s principal accounting firm.

The Audit Committee has responsibility for appointing, setting the compensation for, and overseeing the independence and work of the Company’s independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee’s Charter requires pre-approval by the Audit Committee of all audit and non-audit services to be furnished by the independent registered public accounting firm to the Company and its subsidiaries.  The Chairman of the Audit Committee (or in the Chairman’s absence, another Audit Committee member) may pre-approve such services on an emergency basis so long as the Audit Committee subsequently ratifies such action.  In addition, pre-approval is waived in those instances permitted by applicable SEC regulation so long as the Audit Committee subsequently approves such services within any applicable deadline.  None of the foregoing services were approved by the Audit Committee pursuant to the provisions of Section 2–01(c)(7)(i)(C) of SEC Regulation S-X.

CERTAIN TRANSACTIONS

Unless otherwise indicated, the information in this section is as of December 31, 2008.

Litigation Matters

USAT Matters
In December 1995, the United States Department of Treasury’s Office of Thrift Supervision (the “OTS”) initiated a formal administrative proceeding (the “OTS action”) against the Company and others alleging, among other things, misconduct by the Company and certain of its affiliated persons (the “Respondents”) and others with respect to the failure of United Savings Association of Texas (the “USAT”).  The OTS sought damages ranging from $326.6 million to $821.3 million under various theories.  Following 110 days of proceedings before an administrative law judge during 1997-1999, and over two years of post-trial briefing, on September 12, 2001, the administrative law judge issued a recommended decision in favor of the Respondents on each claim made by the OTS.  On October 17, 2002, the OTS action was settled for $0.2 million with no admission of wrongdoing on the part of the Respondents.

As a result of the dismissal of the OTS action, a related civil action, alleging damages in excess of $250.0 million, was subsequently dismissed.  This action, entitled Federal Deposit Insurance Corporation, as manager of the FSLIC Resolution Fund v. Charles E. Hurwitz (the “FDIC action”), was originally filed by the Federal Deposit Insurance Corporation (the “FDIC”) in August 1995 against Mr. Charles E. Hurwitz (Chairman and Chief Executive Officer of the Company).

In May 2000, the Respondents filed a counterclaim to the FDIC action in the U.S. District Court in Houston, Texas (No. H95-3956).  In November 2002, the Respondents filed an amended counterclaim and an amended motion for sanctions (collectively, the “Sanctions Motion”).  The Sanctions Motion stated that the FDIC illegally paid the OTS to bring the OTS action against the Respondents and that the FDIC illegally sued for an improper purpose (i.e., in order to acquire timberlands held by a subsidiary of the Company).  The Respondents sought as a sanction to be made whole for the attorneys’ fees they have paid (plus interest) in connection with the OTS and FDIC actions.  The District Court in August 2005 ruled on the Sanctions Motion, ordering the FDIC to pay the Respondents $72.3 million (including interest).  The District Court’s award was divided into various components consisting of the costs, and interest, incurred by the Respondents in connection with the OTS action (approximately $56.9 million), the FDIC action (approximately $14.1 million), and certain ancillary proceedings (approximately $1.2 million).

The FDIC subsequently appealed the District Court’s decision to the Fifth Circuit, which in April 2008 reversed the District Court’s award of sanctions in respect of the OTS action, but upheld the District Court’s finding of sanctionable conduct by the FDIC in connection with the FDIC action and the ancillary proceedings.  The Circuit Court returned the case to the District Court for further proceedings regarding the proper amount of sanctions in respect of the FDIC action and the ancillary proceedings.  On December 17, 2008, a settlement agreement, providing for mutual releases by the parties and a $10.0 million payment by the FDIC to the Company, was entered into by the FDIC, Mr. C. Hurwitz, the Company and Federated Development Company (“Federated”), the predecessor of Giddeon.  The $10.0 million was received by the Company on December 17, 2008.

Forest Products Related Litigation
In November 2002, two similar actions entitled Alan Cook, et al. v. Gary Clark, et al. (the “Cook action”) and  Steve Cave, et al. v. Gary Clark, et al. (the “Cave action”) (Nos. DR020718 and DR020719, respectively) were filed in the Superior Court of Humboldt County, California.  The original defendants in these actions included the Company, Mr. C. Hurwitz and certain former forest products subsidiaries of the Company.  The Cook action alleges, among other things, that Palco’s logging practices contributed to an increase in flooding along Freshwater Creek (which ran through Palco’s timberlands), resulting in personal injury and damages to the plaintiffs’ properties.  Plaintiffs further allege that in order to have timber harvest plans approved in the affected areas, the defendants engaged in certain unfair business practices.  The plaintiffs seek, among other things, compensatory and exemplary damages, injunctive relief, and appointment of a receiver to ensure the watershed is restored.  The Cave action contains similar allegations and requests relief similar to the Cook action, both with respect to the Elk River watershed (a portion of which was contained on Palco’s timberlands).  In October 2005, an action entitled Edyth Johnson, et.al v. Charles E. Hurwitz, an individual; MAXXAM Inc. et al. (No. DR040720) (the “Johnson action”) was filed in Humboldt County Superior Court and contains allegations and requests relief similar to the Cave and Cook actions with respect to the Elk River watershed. The original defendants in the Johnson action included the Company, Mr. C. Hurwitz and certain former forest products subsidiaries of the Company.  On February 1, 2008, the plaintiffs settled the Cave, Cook and Johnson actions as to the forest products entities.  The actions will proceed as to the Company and Mr. C. Hurwitz.

On April 28, 2009, the Company and Mr. C. Hurwitz reached a settlement (see below) of two December 2006 actions filed against them and certain former forest products subsidiaries of the Company (which had previously settled).  The first action, entitled State of California, ex rel. Richard Wilson and Chris Maranto v. MAXXAM Inc., The Pacific Lumber Company, Scotia Pacific Company, LLC, Salmon Creek LLC, Charles E. Hurwitz and Does 1 through 50 (No. CGC-06-458528) (the “Wilson state action”), was filed in the Superior Court of San Francisco, California.  The second action, entitled United States of America ex rel. Richard Wilson and Chris Maranto v. MAXXAM Inc., The Pacific Lumber Company, Scotia Pacific Company, LLC, Salmon Creek LLC and Charles E. Hurwitz (No. C 06 7497 CW) (the “Wilson federal action”), was filed in the U.S. District Court for the Northern District of California.  The Wilson actions alleged violations of the California False Claims Act and the Federal False Claims Act, respectively, and were qui tam actions (actions ostensibly brought by the government, but on the information and at the instigation of a private individual, who would receive a portion of any amount recovered).  The private individuals proceeded with the suits when the State of California declined to participate in the Wilson state action and the United States declined to participate in the Wilson federal action.

Both suits alleged that the defendants made false claims by submitting to a California agency a sustained yield plan misrepresenting as sustainable the projected harvest yields on timberlands owned by the former forest products subsidiaries.  The remedies being sought were actual damages (essentially based on over $300.0 million of cash and approximately 7,700 acres of timberlands transferred by the United States and California in exchange for various timberlands purchased from Palco and its subsidiaries), as well as treble damages and civil penalties.  The Company announced on April 28, 2009 that a settlement had been reached with the plaintiffs in the Wilson actions.  Under the terms of the settlement, the Company has agreed to pay a total of $4.0 million to settle these matters.  This amount compares to the legal fees the Company estimates it would have incurred in continuing to defend the litigation.  There was no admission of liability by either the Company or Mr. C. Hurwitz.  The settlement has also been approved by the Federal District Court in which the Wilson federal action was pending.  Subject to consent to the settlement by the federal and state governments, neither of which chose to join in the lawsuits, this settlement brings an end to these actions against the Company and Mr. C. Hurwitz.

Indemnification of Directors and Officers
Certain present and former directors and officers of the Company or its subsidiaries are or were defendants in certain of the actions described above.  The Company’s charter and bylaws provide for indemnification of its officers and directors to the fullest extent permitted by Delaware law, among other things.  The Company is obligated to advance defense costs to its officers and directors, subject to the individual’s obligation to repay such amount if it is ultimately determined that the individual was not entitled to indemnification.  In addition, the Company’s indemnity obligation can under certain circumstances include amounts other than defense costs, including judgments and settlements.

Other Matters

See footnotes (2), (3) and (4) to the Ownership Table under “Principal Stockholders and Management Ownership” for information regarding Gilda, which owned a majority of the Common Stock as of the Record Date, and Giddeon, which controls Gilda through its sole membership interest.  Mr. C. Hurwitz serves as the sole director of Giddeon, and he and members of his immediate family and trusts for the benefit thereof, own all of the voting shares of Giddeon.

In 2008, the Company elected to divest of its investments in several limited partnerships.  This was due to anticipated difficulties in obtaining information that could have been required for disclosure in the Company’s 2008 Form 10-K.  The Company had difficulty in divesting of one of its limited partnership investments due to restrictions in the partnership agreement.  In August 2008, the Company tentatively agreed to sell its ownership interests in this partnership to Mr. C. Hurwitz, for the net asset value of the partnership interests as of August 31, 2008 (as determined by the general partner of the limited partnership).  Following approval of the transaction by the Audit Committee, and extensive efforts with the general partner to complete the transaction, the sale closed on October 3, 2008, with the Company receiving an aggregate of $3.6 million from two companies controlled by Mr. C. Hurwitz.

The Company and some of its subsidiaries share certain administrative and general expenses with Giddeon.  Under these arrangements, Giddeon’s obligation to the Company and its subsidiaries was approximately $22,500 for 2008, which amount was paid in April 2009, and $42,077, which was paid in April 2008.

On January 18, 2007, Palco and its five wholly owned subsidiaries, including Scotia Pacific Company LLC (“Scopac”), filed separate voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code.  For further information regarding the status of the bankruptcy proceedings, see Note 1 to the Company’s Consolidated Financial Statements set forth in its 2008 Form 10-K.  As noted therein, the Company lost its entire indirect equity interests in Palco and its subsidiaries upon the consummation of a plan of reorganization approved by the Bankruptcy Court.  Mr. Levin served as a manager of Scopac from June 1998 until just prior to its bankruptcy filing.   In addition, he was a director of Palco from February 1993 until consummation of the plan of reorganization.  Mr. Friedman served as a manager of Scopac from October 1999 to May 2008 and as a director of Palco from September 1999 until consummation of the plan of reorganization.  Mr. Rosenthal served as a director of Palco from June 2005 until consummation of the plan of reorganization.

Appendix A-1

AMENDMENT TO MAXXAM
EXECUTIVE BONUS PLAN

WHEREAS, in April 2008, the Section 162(m) Compensation Committee (the “Committee”) of MAXXAM Inc. (the “Company”) approved an amendment and restatement of the MAXXAM Executive Bonus Plan (as amended and restated, the “Executive Bonus Plan”);

WHEREAS, the Committee believes that it is advisable to amend the Executive Bonus Plan in certain respects;

NOW, THEREFORE, the Executive Bonus Plan is hereby amended as follows, effective January 1, 2009 (subject to approval of these amendments by the Company’s stockholders):

1.	Section 1.8 is hereby amended by deleting the phrase “$25 million” and inserting the phrase “$10 million” in its place.

2.	Section 3.1(d) is hereby amended by deleting the word “and” at the end thereof.

3.	A new Section 3.1(e) is hereby added reading as follows: “(e) improvement in the Company’s consolidated liquidity position; and.”

4.	Section 3.1(e) is hereby renumbered to be Section 3.1(f).

5.
Section 4.2 is hereby amended and restated to read as follows: “The aggregate bonuses paid hereunder to Participants in respect of any fiscal year shall in no event exceed $9,000,000 with respect to such fiscal year.”

IN WITNESS WHEREOF, this instrument is executed as of the 31st day of March 2009.

MAXXAM INC.

/s/ M. Emily Madison
M. Emily Madison, Vice President, Finance

Appendix A-2

MAXXAM EXECUTIVE BONUS PLAN*
(amended and restated 2008)

I.	Definitions.

The following terms used herein have the meanings indicated unless a different meaning is clearly required by the context.

1.1           “Affiliate” means, for purposes of Section 1.8 of this Plan, any member of the MAXXAM Inc. affiliated group for Federal income tax purposes under §1504 of the Code.

1.2	“Board of Directors” means the Board of Directors of the Company.

1.3           “Code” means the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time hereafter.

1.4           “Committee” means the Section 162(m) Compensation Committee of the Board of Directors or a designated subcommittee thereof or any other body the Board of Directors may hereafter designate to administer this Plan.

1.5           “Company” means MAXXAM Inc., a Delaware corporation.

1.6           “Consolidated Financial Results” means net income or loss before cumulative effect of changes in accounting principles as reported for the Company and its subsidiaries in the Company’s annual earnings release or annual consolidated statement of operations prepared in accordance with generally accepted accounting principles.

1.7           “Earnings per Share” means net income or loss per common and common equivalent share as reported for the Company and its subsidiaries in the Company’s annual earnings release or annual consolidated statement of operations prepared in accordance with generally accepted accounting principles.

1.8           “Extraordinary Transaction” means one transaction or a series of integrated transactions carried out by the Company and/or its Affiliates involving an acquisition or disposition of assets or an acquisition, disposition or issuance of securities (including capital stock, bonds, notes or other evidence of indebtedness, and partnership or joint venture interests) from or to nonaffiliated entities, which assets or securities have an aggregate fair market value greater than ~~$25 million~~ $10 million at the time of the transaction or transactions.

1.9           “Participant” means an officer or other employee of the Company whose annual base salary from the Company or any of its subsidiaries is equal to or in excess of $500,000.

1.10         “Plan” means this MAXXAM Executive Bonus Plan (as amended and restated 2008).

II.	Purpose.

The purpose of the Plan is to provide performance incentives to each Participant, who is or may be a “covered employee” within the meaning of §162(m) of the Code, while securing, to the extent practicable, a tax deduction by the Company for payments of additional incentive compensation to each such Participant.  Any bonus compensation which may be earned under this Plan is in addition to, and in no way affects or supplants, such Participant’s salary and his or her eligibility under the Company’s discretionary bonus program.  It is the Committee’s intent under this Plan to identify those performance criteria for which each Participant is largely responsible and the achievement of which would be of significant benefit to the Company, and to award a bonus for such achievement, such bonus to be in addition to any other compensation such Participant may be eligible to receive from the Company.

*Reflecting the proposed EBP Amendment.

III.           Performance Goals.

3.1           Prior to the first day of each fiscal year of the Company (or such later date as may be permitted by §162(m) of the Code and the regulations thereunder), the Committee shall set specific performance goals for each Participant for such year under one or more of the following criteria, as determined by the Committee:

(a)	improvement in Consolidated Financial Results (which may be either a decrease in net loss or an increase in net income);

(b)	the completion, as defined in advance by the Committee, of one or more specific business development projects identified by the Committee;

(c)
the completion of an Extraordinary Transaction, completion being defined for this purpose to mean the approval or ratification of such transaction(s) by resolution of the Board of Directors or comparable governing body of the relevant Affiliate and the execution by all parties to such transaction(s) of a binding written agreement in respect thereto;

(d)	improvement in Earnings per Share (which may be either a decrease in net loss per share or an increase in net income per share); ~~and~~

(e)	improvement in the Company’s consolidated liquidity position; and

~~(e)~~ (f)
the achievement of a predetermined level of net income or loss, as determined in advance by the Committee, for the principal divisions or other units of the Company and its subsidiaries, based upon their respective plans for the year.

IV.	Bonus Awards.

4.1           At the time the annual performance goals are set for each Participant pursuant to Section 3.1, the Committee shall establish with respect to each such goal a bonus opportunity for the year that is related to such Participant’s base salary at the start of the year that takes account of the achievement of such goal; provided that the Committee shall have absolute discretion to reduce the actual bonus amounts awarded and paid to such Participant on the basis of achievement of any one or more of the performance goals under any of the categories set out in Section 3.1 above.

4.2           The aggregate bonuses paid hereunder to ~~any~~ Participants in respect of any fiscal year shall in no event exceed ~~an aggregate of $12,000,000~~ $9,000,000 with respect to such fiscal year.

4.3           Bonuses determined under the Plan shall be paid to the Participants in cash, securities or other property, as determined by the Committee.  Any securities or other property issued or transferred to a Participant in satisfaction of any amounts awarded under this Plan shall be valued at such amount or upon such basis as the Committee shall determine in its sole discretion.  Any bonus amounts earned under Sections 3.1(b) and (c) shall be paid at such time and in such amounts, as determined by the Committee; provided that any such bonus must be paid by no later than March 15 of the fiscal year next following the fiscal year in which the bonus amount was earned.  Any bonus amounts earned under Sections 3.1(a), (d) and (e), and subsequently awarded by the Committee, shall be paid on March 31 of the fiscal year next following the fiscal year in respect of which the bonus amount was earned.

4.4           In the event that a Participant retires, takes a leave of absence or otherwise terminates his or her employment prior to the end of the fiscal year end, (a) such Participant shall be credited with any bonus amounts resulting from the achievement of any performance goals prior to such termination date, and (b) any bonus amounts not determinable at such termination date but resulting from the subsequent achievement of performance goals shall be pro-rated to reflect the Participant’s actual term of service; provided that in the case of both (a) and (b), the Committee, in its sole discretion, may reduce or refuse to pay such bonus amounts.  Any bonus amounts earned by such Participant under Sections 3.1(b) and (c), and subsequently awarded by the Committee, shall be paid as soon as practicable following the end of the fiscal year in respect of which such bonus amounts are earned, but in no event later than March 15 of the fiscal year next following the fiscal year in which the bonus amount was earned.  Any bonus amounts earned under Sections 3.1(a), (d) and (e), and subsequently awarded by the Committee, shall be paid on March 31 of the fiscal year next following the fiscal year in respect of which the bonus amount was earned.

4.5           Notwithstanding the provisions of Sections 4.3 and 4.4, no such payment shall be made unless the Committee has certified in writing (in the manner prescribed under §162(m) of the Code and the regulations thereunder) that the performance goals and any other material terms related to the award were in fact satisfied.  Any payment under Sections 4.3 or 4.4 made before or after a specified payment date or deadline provided for above, but within the applicable grace period permitted by Section 409A of the Code, shall be considered payment on the specified date or deadline for all purposes.

V.           Administrative Provisions.

5.1           The Plan shall be administered by the Committee.  The Committee shall comply with the requirements of §162(m) of the Code and the regulations thereunder and any other requirements of law, as to the size, membership and other characteristics of the Committee, or any other requirements applicable to the Committee.

5.2           The Plan was adopted by the Board of Directors effective as of January 1, 1994 and was previously amended effective as of January 1, 1998 and January 1, 2003.  The amendments to the Plan reflected herein shall take effect beginning with the fiscal year of the Company that starts January 1, 2008.  No payments shall be made under the Plan prior to the time such approval is obtained in accordance with applicable law.  The Board of Directors or any committee thereof, may at any time terminate, suspend or amend the Plan, in whole or in part, including by adoption of amendments deemed necessary or advisable to correct any defect or supply an omission or reconcile any inconsistency in the Plan so long as stockholder approval is obtained if required by §162(m) of the Code, the regulations thereunder or otherwise.

5.3           The Plan shall be governed by and construed in accordance with the laws of the state of Texas without regard to principles of choice of laws.

Appendix B-1

AMENDMENT TO MAXXAM 2002
OMNIBUS EMPLOYEE INCENTIVE PLAN

WHEREAS, the Section 162(m) Compensation Committee (the “Committee”) of MAXXAM Inc. (the “Company”) and the Board of Directors of the Company believe that it is advisable to amend the Company’s 2002 Omnibus Employee Incentive Plan (the “2002 Omnibus Plan”) in certain respects;

NOW, THEREFORE, the 2002 Omnibus Plan is hereby amended as follows, effective April 30, 2009 (subject to approval of these amendments by the Company’s stockholders):

1.	The definition of “Employee” set forth in Section 2.1(i) is amended by deleting the phrase “(other than Kaiser Aluminum Corporation and its subsidiaries)” from the end thereof.

2.
The definition of “Fair Market Value” set forth in Section 2.1(j) is hereby amended by (a) deleting the phrase “by the American Stock Exchange on a particular date” in the first sentence thereof and inserting in its stead the phrase “for the relevant day by the principal exchange or market over which the Stock is traded,” and (b) deleting the phrase “on the American Stock Exchange” in the third sentence thereof and inserting in its stead the phrase “over any exchange or market.”

3.         Section 5.1 is hereby amended by inserting the following as the second sentence of such section:

The foregoing 700,000 and 70,000 aggregate share limitations of this Section 5.1 shall not apply to any Award that by its terms shall be paid in cash and not in shares of Stock, but the 350,000 share and 70,000 share annual limits set forth below in this Section 5.1 shall apply to such Awards.

4.
Section 5.7 is hereby amended by (a) adding the phrase “or one of its subsidiaries” following the word “Company” in the first sentence thereof, and (b) adding the phrase “or Awards” following the word “Grants” in the second sentence thereof.

5.	The first sentence of Section 6.2 is hereby amended by deleting the phrase “March 31, 2012” and inserting in its stead the phrase “March 31, 2017.”

6.         The second sentence of Section 7.5 is hereby amended by deleting the word “Capital.”

IN WITNESS WHEREOF, this instrument is executed as of the effective date set forth above.

MAXXAM INC.

/s/ M. Emily Madison
M. Emily Madison, Vice President, Finance

Appendix B-2

MAXXAM 2002 OMNIBUS EMPLOYEE INCENTIVE PLAN*

Section 1.	Establishment, Purpose, and Legal Compliance.

1.1           Establishment.  MAXXAM Inc., a Delaware corporation (the “Company”), hereby establishes the “MAXXAM 2002 Omnibus Employee Incentive Plan” (the “Plan”).  The Plan permits the grant of certain rights in respect of or measured by the value of the Stock of the Company, including stock options, stock appreciation rights, performance units, performance shares, restricted stock, or unrestricted stock, to certain officers and selected key employees of the Company and its subsidiaries.

1.2           Purpose.  The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of equity interests (or rights measured by the market value of the equity) in the success of the Company by key employees, by providing additional incentives and motivation toward enhancing the long-term performance of the Company, and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest, skills and special efforts the successful conduct of its operations is largely dependent.

1.3           Compliance Intention.  In formulating and adopting the Plan, in submitting it for approval of the stockholders of the Company and in the administration of the Plan, it is the intention of the Board of Directors of the Company that the Plan comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule (hereafter, “Rule 16b-3“) as it may apply to any Grantee, and that certain Awards may be structured so that they comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  It is also the intention of the Board that Grants identified as “Incentive Stock Options” shall qualify for treatment as “incentive stock options” under the provisions of Section 422 of the Code.

Section 2.	Definitions.

2.1           Definitions of Certain Terms.  Whenever used herein, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise:

(a)           “Award” means any Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or Unrestricted Stock granted under this Plan.  An Award may also be called a “Grant.”

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” has the meaning assigned to such term in Section 1.3.

(d)           “Committee” means the committee of the Board designated to administer the Plan.

(e)           “Common Stock” means the Common Stock, par value $0.50 per share, of the Company.

(f)           “Company” means MAXXAM Inc., a Delaware corporation.

(g)           “Consent” has the meaning assigned to such term in Section 19.3.

(h)           “Disability” means disability as defined in the Company’s pension plan for salaried employees.

(i)           “Employee” means a regular full time salaried employee (including an officer or director who is also an employee other than a director who serves on the Committee) of the Company or a subsidiary ~~(other than Kaiser Aluminum Corporation and its subsidiaries)~~.

*Reflecting the proposed 2002 Plan Amendment.

(j)           “Fair Market Value” means the closing price of the Common Stock or Preferred Stock, as the case may be, as reported ~~by the American Stock Exchange on a particular date~~ for the relevant day by the principal exchange or market over which the Stock is traded.  In the event that there are no transactions in such Stock on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were such transactions, provided that such date is not more than ten (10) business days preceding the applicable date.  If there were no such transactions within such period or the Common Stock or Preferred Stock is not then trading ~~on the American Stock Exchange~~ over any exchange or market, the Fair Market Value (or methodology for determining same from time to time) shall be determined by the Committee.

(k)           “Grant” shall have the same meaning as “Award.”

(l)           “Grantee” means an individual who holds an Award that has not expired or been exercised or cancelled.

(m)           “Incentive Stock Option” has the meaning set forth under the definition of “Option.”

(n)           “Option” means the right to purchase Stock at a stated price for a specified period of time.  For purposes of the Plan an Option may be either (i) an “incentive stock option” within the meaning of Section 422 of the Code (herein called an “Incentive Stock Option”), or (ii) a non-statutory or non-qualified stock option.

(o)           “Participant” shall have the same meaning as “Grantee.”

(p)           “Performance Share” means a right, related to the performance of the Company, to receive a payment equal to the value of a share of Stock, as determined by the Committee.

(q)           “Performance Unit” means a right to receive a payment related to the performance of the Company, as determined by the Committee.

(r)           “Period of Restriction” means the period during which shares of Restricted Stock are restricted pursuant to Section 10.2 or 10.3 of the Plan.

(s)           “Plan” has the meaning set forth in Section 1.1.

(t)           “Plan Action” has the meaning set forth in Section 19.2.

(y)           “Plan Agreement” has the meaning set forth in Section 5.6.

(v)           “Preferred Stock” has the meaning set forth under the definition of “Stock.”.

(w)           “Restricted Stock” means Stock granted to a Participant pursuant to Section 10.1 of the Plan.

(x)           “Retirement” (including “Early Retirement” and “Normal Retirement”) means termination of employment for retirement under the terms of the Company’s pension plan for salaried employees.

(y)           “Rule 16b-3” has the meaning set forth in Section 1.3.

(z)           “Stock” means the capital stock of the Company, consisting of the Common Stock and the Class A $.05 Non Cumulative Participating Convertible Preferred Stock.

(aa)         “Stock Appreciation Right” and “SAR” mean the right to receive a payment in respect of the appreciation on a stated number of shares of Stock, as more fully set forth in Section 8.

(bb)         “Unrestricted Stock” means Stock sold or granted to a Participant which, although its resale may be subject to legal restrictions or reporting requirements, is free of any legend on its face and is not subject to transfer restrictions imposed by the Company.

Section 3.              Eligibility.

3.1           Eligibility for Awards.  Grants or Awards under the Plan may be made to such Employees and directors of the Company and its subsidiaries and consultants to the Company and its subsidiaries as may be selected by the Committee in its sole discretion. Notwithstanding any other provision of the Plan, the Committee or the Board may delegate to one or more officers of the Company the authority to designate the individuals (other than any such officer), from among those eligible to receive Awards under the Plan, who will receive an Award and the size of such Award, to the fullest extent permitted by Delaware law, provided that the Committee shall itself grant Awards to those individuals whom it reasonably believes are (or may be) covered by Rule 16b-3 or Section 162(m) of the Code.

3.2           No Right to Participate.  No Employee, regardless of position or responsibility, shall have any entitlement or right to cause any Award or Grant under this Plan to be made to such Employee.  The making of an Award or Grant to an Employee under this Plan shall not entitle such Employee to any subsequent or additional Award or Grant.

Section 4.              Administration.

4.1           Administration.  The Committee shall be responsible for the administration of the Plan.  The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan (except that the Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan).  Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. The Board, from which the Committee derives its authority hereunder, may act as to any matter concerning the Plan, in the place of the Committee at any time.

4.2           Committee Membership.  The Committee, either by designation by the Board or by abstention or recusal, shall consist solely of at least two members of the Board each of whom qualify as non-employee directors within the meaning of Rule 16b-3 and outside directors within the meaning of Section 162(m) of the Code.  Notwithstanding the foregoing, the failure of the Committee to be so constituted shall not invalidate any Grant or Award hereunder.

4.3           Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive Awards under the Plan or (b) the terms and provisions of Awards under the Plan.

4.4           Authority to Direct Issuance of Stock.  By its ratification of adoption of this Plan, the Board does authorize and direct the Committee to issue the Stock pursuant to the terms of such Grants and Awards as may be made under this Plan.

4.5           Evidence of Committee Action.  Any action of the Committee may be taken by a writing signed by a majority of the Committee members.  Any such written action shall be as effective as if taken at a meeting of the Committee by resolution duly adopted upon a vote of the Committee.

Section 5.              Stock Subject to Plan; Types and Nature of Awards.

5.1           Maximum Grant Limitations.  The total number of shares of Stock subject to issuance in respect of Awards of any kind (including Incentive Stock Options) under the Plan may not exceed 700,000 shares of Common Stock and 70,000 shares of Preferred Stock, calculated in accordance with Section 5.3 and subject to adjustment upon occurrence of any of the events indicated in Section 5.4.  The foregoing 700,000 and 70,000 aggregate share limitations of this Section 5.1 shall not apply to any Award that by its terms shall be paid in cash and not in shares of Stock, but the 350,000 share and 70,000 share annual limits set forth below in this Section 5.1 shall apply to such Awards.  The shares to be delivered under the Plan may consist, in whole or in part, of shares reserved for issuance under this Plan or authorized but unissued shares not reserved for any other purpose or Stock acquired by the Company for purposes of the Plan.  The maximum number of shares of Common Stock for which Awards may be granted under this Plan to any one Participant during any calendar year period is 350,000, subject to adjustment in accordance with the provisions of Section 5.4 hereof.  The maximum number of shares of Preferred Stock for which Awards may be granted under this Plan to any one Participant during any calendar year period is 70,000, subject to adjustment in accordance with the provisions of Section 5.4 hereof; provided that Awards made in respect of Preferred Stock may not at any time exceed 10% of Awards previously made in respect of Common Stock.

5.2           Minimum Pricing.  No Award or Grant of any Option, SAR, share, unit, or other rights made pursuant to this Plan may establish a price for the Stock (including but not limited to an Option exercise price, a SAR appreciation base, or a valuation of the Stock for payout purposes) which is less than the par value of the Stock.

5.3           Lapsed Awards and Other Adjustments.  Subject to the provisions of Section 5.1 above relating to individual limits, if any Award granted under the Plan terminates (other than by reason of exercise for Stock), expires or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award.  In addition, any shares of Stock in respect of which an SAR or Performance Share is settled for cash, and any shares (however acquired) that are withheld, applied or deemed to be delivered as payment by a Grantee for the exercise of all or any portion of an Award or the payment of withholding of taxes related to such exercise shall become available for Awards (other than Incentive Stock Options) under the Plan.

5.4           Change in Capitalization.  In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the number of shares of Stock available for issuance hereunder in the aggregate and subject to each outstanding Award the individual maximum set forth in Section 5.1, and the exercise or base price of each outstanding Award, shall be equitably adjusted (provided, however, that fractional shares shall be rounded to the nearest whole share) by the Committee as appropriate to reflect such changed capitalization.  The Committee’s determination shall be conclusive. In the event of any such adjustment in capitalization, the number and type of shares of Restricted Stock or Unrestricted Stock subject to Grants then outstanding under the Plan shall be subject to the same changes and adjustments, if any, as affect other holders of the Company’s Stock.

5.5           Types of Awards Under Plan.  Awards may be made under the Plan in the form of (a) Incentive Stock Options, (b) non-statutory or nonqualified Stock Options, (c) Stock Appreciation Rights or SARs, (d) Performance Units or Performance Shares, (e) Restricted Stock, and (f) Unrestricted Stock.

5.6           Evidence of Awards.  Each Award or Grant made under the Plan shall be evidenced by a writing (“Plan Agreement”) in the form of an agreement with the Grantee which shall set forth the number of shares of Stock subject to the Award, the restrictions, vesting rate or schedule, exercise or base price, and such other conditions or terms of the Award as the Committee may in its sole discretion deem necessary or desirable.  By acceptance of an Award, the Grantee thereby agrees to such terms and conditions and to the terms of this Plan thereto pertaining.

5.7           Nature of Payments.  Any and all Grants or Awards and issuances of shares of Stock under the Plan shall be in consideration of services performed for the Company or one of its subsidiaries by the Grantee.  All such Grants or Awards and issuances shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, supplemental retirement, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Grantee, unless such plan or agreement specifically provides otherwise.

5.8           Other Payments or Awards.  Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5.9           Performance Based Awards.  The Committee, in its discretion, may determine that it is desirable to grant an Award to an individual whose compensation may be subject to the deduction limits under Section 162(m) of the Code in a manner that satisfies the requirements for qualified performance-based compensation within the meaning of Section 162(m).  In making such a grant, the Committee shall establish performance measure(s) based upon one or more of the following on a corporate, divisional or other appropriate basis: (a) earnings per share, (b) net income (before or after taxes), (c) return measure (including but not limited to return on assets, revenue, equity or sales), (d) cash flow return on investments, (e) earnings before or after taxes, (f) measures of gross sales, gross revenues, or growth in sales or revenues, (g) share price, including but not limited to growth measures and total shareholder return, and (h) operating measures, including but not limited to operating margin and operating costs.

Section 6.              Effective Date and Plan Life.

6.1           Effective Date and Effectiveness of Initial Grants.  The Plan was adopted by the Section 162(m) Compensation Committee of the Board on April 30, 2002 and ratified by the Board as of the same date, subject to approval by the Company’s stockholders.  All Awards made under the Plan prior to such approval are subject in their entirety to such approval.  If stockholder approval is not obtained within one year from adoption by the Section 162(m) Compensation Committee of the Board, the Plan shall terminate on such date and no Awards shall be deemed to have been made under the Plan.  In such event, to the extent provided in the applicable Plan Agreement an Award may be deemed to have been made as an ad hoc grant by the Board.

6.2           Plan Life.  The Plan shall remain in effect, subject to the right of the Board to earlier terminate the Plan pursuant to Section 15 hereof, until ~~March 31, 2012~~ March 31, 2017, and no Grant or Award hereunder may thereafter be made.  Notwithstanding the termination of the Plan, all Awards made under the Plan prior to its termination shall remain in effect until such Awards shall have been exercised, satisfied or terminated in accordance with the terms and provisions of the Plan and the terms of such Awards as set forth in the applicable Plan Agreements evidencing the Awards.

Section 7.              Stock Options.

7.1           Grant of Options.  Options may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Options granted to any Participant and the terms thereof, subject to the provisions of the Plan.  The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.  However, no Incentive Stock Options shall be granted to any person who owns, directly or indirectly, Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company except as provided in Section 422(c)(5) of the Code.  To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which Incentive Stock Options are first exercisable by any Employee during any calendar year shall exceed $100,000, or such higher amount as may be permitted from time to time under Section 422 of the Code, such options shall be treated as nonqualified stock options.  Nothing in this Section 7 of the Plan shall be deemed to prevent the Grant of non-statutory or non-qualified stock options in amounts which exceed the maximum established by Section 422 of the Code.

7.2           Option Price.  No Incentive Stock Option shall be granted pursuant to the Plan at an option price that is less than the Fair Market Value of the Stock on the date the Incentive Stock Option is granted.

7.3           Duration of Options.  Each Option shall expire at such time as the Committee shall determine at the time it is granted, provided, however, that no Incentive Stock Option shall be exercisable later than ten years from the date of grant.

7.4           Exercise of Options.  Options granted under the Plan shall vest and become exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants.  However, unless a Plan Agreement specifies otherwise, no portion of any Option shall vest before the first anniversary of the date of Grant.  Each Option which is intended to qualify as an Incentive Stock Option shall comply with the applicable provisions of the Code pertaining to such Options.

7.5           Payment.  Any written notice of exercise of an Option shall be accompanied by payment for the shares being purchased.  Such payment shall be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) with the consent of the Committee, by delivery of shares of ~~Capital~~ Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the Option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full Option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.  Shares of Stock owned through employee benefit plans of the Company may be used to make purchase payments if no adverse tax consequences to either the Company or such plans would result.  The proceeds from payment of Option exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

7.6           Restrictions on Stock Transferability.  In addition to the provisions of Section 18.1, the Committee may impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it shall deem advisable, which may be in addition to any such restrictions required by law.

7.7           Termination of Employment.  In the event the employment of a Participant is terminated for cause, as determined by the Committee in its discretion, any Option held by such Participant shall terminate immediately.  In the event employment terminates for any other reason, the exercisability of any Option held by the Participant shall be governed by the applicable Plan Agreement, subject to the Committee’s authority to amend such Agreement as set forth in Section 14.2.  If an Incentive Stock Option is not exercised within the period prescribed in Section 422 of the Code, it shall be treated and honored by the Company as a non-statutory stock option for the remainder of its allowable exercise period.

Section 8.              Stock Appreciation Rights.

8.1           Grant of Stock Appreciation Rights.  Stock Appreciation Rights (or “SARs”) may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of SARs granted to any Participant and the terms thereof, subject to the provisions of the Plan.  A SAR may be granted at the discretion of the Committee either in connection with or independently of a grant of Options, including in connection with previously awarded Options to which SARs did not relate at the time of grant.  A SAR granted in connection with an Incentive Option shall satisfy the provisions of Section 422 of the Code.

8.2           Value of SARs.  The Grantee of a SAR shall have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Stock on the date of exercise of the SAR over (b) the Fair Market Value of a share of Stock on the date of grant (or over the Option exercise price if the Stock Appreciation Right is granted in connection with an Option), multiplied by (c) the number of shares of Stock with respect to which the SAR is exercised.  The Committee in its discretion shall determine whether payment upon exercise of a SAR will be made in cash or Stock, or in a combination thereof.

8.3           Effect of Exercise.  Upon the exercise of a SAR granted in connection with an Option, the number of shares subject to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.  Upon the exercise of an Option in connection with which a SAR has been granted, the number of shares subject to the SAR shall be reduced by the number of shares with respect to which the Option is exercised.

8.4           Exercise of SARs.  SARs granted in connection with Options may be exercised for all or part of the shares of Stock subject to the related Option.  The SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable.  Option shares with respect to which the SAR shall have been exercised, shall not be deemed to have lapsed and may not be subject again to an Award under this Plan.  SARs granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon each grant; provided, however, that no SAR may be exercisable wholly or in part before the first anniversary of the date of grant.

8.5           Limit on Appreciation.  At the time of grant, but not thereafter, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR.

8.6           Rule 16b-3 Requirements.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, by limiting the time of exercise to specified periods) as may be required to satisfy any requirement, from time to time existing, of Rule 16b-3.

8.7           Termination of Employment.  In the event the employment of a Participant is terminated for cause, as determined by the Committee in its discretion, any SAR held by such Participant shall terminate immediately.  In the event employment terminates for any other reason (including retirement), the exercisability of any SAR held by the Participant shall be governed by the applicable Plan Agreement, subject to Section 8.4 and to the Committee’s authority to amend such Agreement as set forth in Section 14.2.

Section 9.              Performance Units and Performance Shares.

9.1           Grant of Performance Units or Performance Shares.  Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to any Participant and the terms thereof, subject to the provisions of the Plan.

9.2           Value of Performance Units and Performance Shares.  Each Performance Unit shall have such initial value, if any, as may be specified by the Committee at the time the grant is made and each Performance Share initially shall represent one share of Stock or such other unit or value provided by the Committee at the time the Performance Share is awarded.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or Performance Share to the Participant.  The time period during which the performance goals must be met shall be called a performance period, and also is to be determined by the Committee.  After a performance period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the extent to which such performance goals have been met.

9.3           Form and Timing of Payment.  Payment pursuant to Section 9.2 shall be in cash, Stock (restricted or unrestricted), or a combination thereof as determined by the Committee.  Payment may be made in a lump sum or installments as prescribed by the Committee at the time of grant.  If any payment is to be made on a deferred basis, the Committee may provide for the accrual of dividend equivalents or interest during the deferral period.

9.4           Termination of Employment.  In the event the employment of a Participant is terminated for cause, as determined by the Committee in its discretion, any Performance Unit or Performance Share held by such Participant shall terminate immediately.  In the event employment terminates for any other reason, the exercisability of any Performance Unit or Performance Share held by the Participant shall be governed by the applicable Plan Agreement, subject to the Committee’s authority to amend such Agreement as set forth in Section 14.2.

Section 10.            Restricted Stock.

10.1         Grant of Restricted Stock.  The Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine.  The Committee shall have complete discretion in determining the number of such shares granted to any Participant and the terms of such Grant, subject to the provisions of the Plan. In the event that the shares granted are newly issued, the Participant shall pay to the Company an amount no less than the par value thereof.

10.2         Transferability.  The shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated prior to the passage of such period of time, or the satisfaction of such conditions, as may be specified by the Committee in its sole discretion and set forth in the applicable Plan Agreement.

10.3         Other Restrictions.  The Committee may impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions intended to comply with applicable Federal or state securities law, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.  Unless the Committee shall otherwise determine, any certificate evidencing shares of Restricted Stock shall be held by the Company until such shares are free of all restrictions specified in the applicable Plan Agreement.

10.4         Rights of Grantee.  A Grantee of Restricted Stock shall have the rights of a stockholder with respect thereto, subject to the non-transferability and forfeiture provisions set forth in the applicable Plan Agreement; provided, however, that any ordinary dividends which become payable during the Period of Restriction shall be paid to the Company.

10.5         Termination of Employment.  In the event the employment of a Participant is terminated for cause, as determined by the Committee in its discretion, any shares of Restricted Stock held by such Participant shall be forfeited and returned to the Company immediately.  In the event employment terminates for any other reason, the vesting of shares of Restricted Stock held by the Participant shall be governed by the applicable Plan Agreement, subject to the Committee’s authority to amend such Plan Agreement as set forth in Section 14.2.  Upon the forfeiture of any Restricted Shares other than for termination for cause, the Company shall repay to the Participant any amount paid for such shares.

Section 11.            Unrestricted Stock.

11.1         Grant of Unrestricted Stock.  The Committee may grant (either directly, as a payout medium for other rights granted under the Plan or in exchange for other rights relinquished by a Participant) shares of Stock free of restrictions under the Plan, to such Participants and in such amounts as the Committee shall determine in its sole discretion.  In the event that the shares granted are newly issued, the Participant shall pay to the Company an amount no less than the par value thereof.

Section 12.            Beneficiary Designation.

12.1         Beneficiary Designation.  Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his/her death before he/she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during his/her lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his/her estate.

Section 13.            Rights of Employees.

13.1         Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

Section 14.            Amendment, Modification, and Termination of Plan.

14.1         Amendment, Modification, and Termination of Plan.  The Board at any time may suspend, discontinue or terminate, and from time to time may amend, revise or modify the Plan.

14.2         Amendment of Plan Agreements.  The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which an Award becomes unrestricted or may be exercised, or (b) waive or amend any goals, restrictions or conditions set forth in the Plan Agreement, or (c) extend the scheduled expiration date of the Award.

14.3         Rights of Grantees.  No amendment, revision, modification, suspension, discontinuance or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Grantee.

Section 15.           Tax Withholding.

15.1         Tax Withholding.  The Company shall have the power to withhold from an Award or from any other payment otherwise due the Grantee, or to require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local withholding tax requirements on any Award under the Plan.  To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by directing the Company to apply shares of Stock to which the Participant is entitled pursuant to an Award.  The Committee may impose such conditions on such withholding (including, without limitation, by limiting the time of exercise to specific periods) as may be necessary to satisfy the requirements of Rule 16b-3.

Section 16.            Required Notifications by Grantee.

16.1         Notification by Grantee of Election Under Section 83(b) of the Code.  If any Grantee shall, in connection with an Award, make an election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing such election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83.

16.2         Notification by Grantee Upon Disqualifying Disposition Prior to Expiration of Holding Periods Under Section 421(b) of the Code.  Each Plan Agreement with respect to an Incentive Stock Option shall require the Grantee to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions of shares acquired by exercise of the Option before expiration of the applicable holding periods), within 10 days of such disposition.

Section 17.            Indemnification.

17.1         Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit, or proceeding to which he/she may be a party or in which he/she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him/her in settlement thereof, with the Company’s approval, or paid by him/her in satisfaction of any judgment in any such action, suit, or proceeding against him/her, provided he/she shall give the Company an opportunity, at its own expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 18.            Non-Assignability.

18.1         Non-Assignability.  To the extent necessary to comply with Rule 16b-3 and with Section 422 of the Code, no Award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution.  All rights granted under the Plan or any Plan Agreement shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative.

Section 19.            Requirements of Law; Consents.

19.1         Requirements of Law.  The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, such approvals by any governmental agencies or national securities exchanges as may be required.

19.2         Consents to Plan Actions.  If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award under the Plan, the issuance or purchase of shares or other rights there under, or the taking of any other action there under (each such action being hereinafter referred to as a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

19.3         Nature of Consents.  The term “Consent” as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any Federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and , (c) any and all consents, clearances and approvals in respect of a Plan action by any governmental or other regulatory bodies.

19.4         Governing Law.  The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the internal laws of the State of Texas.

v Printed on recycled paper.

MAXXAM INC.
1330 POST OAK BOULEVARD, SUITE 2000
HOUSTON, TEXAS 77056-3058

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard L. Birkel, M. Emily Madison, Valencia A. McNeil and Norma Romo Robertson as proxies (each with power to act alone and with power of substitution) to  vote as designated below, all shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 27, 2009, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS INDICATED ON THE REVERSE, “FOR’ APPROVAL OF THE AMENDMENT TO MAXXAM’S EXECUTIVE BONUS PLAN, AND “FOR” APPROVAL OF THE AMENDMENT TO THE MAXXAM 2002 OMNIBUS EMPLOYEE INCENTIVE PLAN.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

MAXXAM INC.

May 27, 2009
Common Stock

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting and Proxy Statement, Proxy Card
and MAXXAM Inc.’s 2008 Annual Report on Form 10-K
are available at: http://materials.proxyvote.com/577913

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided.↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS,
“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF DIRECTORS

                     FOR     AGAINST  ABSTAIN
2. Proposal to approve an amendment to MAXXAM’s Executive    ☐            ☐                ☐
   Bonus Plan.
3. Proposal to approve an amendment to the MAXXAM 2002         ☐            ☐                ☐
   Omnibus Employee Incentive Plan.

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies hereto given by the undersigned.

NOMINEES:
□	FOR ALL NOMINEES	m m m m m	Robert J. Cruikshank Stanley D. Rosenberg Michael J. Rosenthal J. Kent Friedman Ezra G. Levin	(for term expiring in 2010) (for term expiring in 2010) (for term expiring in 2010) (for term expiring in 2012) (for term expiring in 2012)
□ □	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)
PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
□

Signature of Stockholder				Date:		Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MAXXAM INC.
1330 POST OAK BOULEVARD, SUITE 2000
HOUSTON, TEXAS 77056-3058
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bernard L. Birkel, M. Emily Madison, Valencia A. McNeil and Norma Romo Robertson as proxies (each with power to act alone and with power of substitution) to  vote as designated below, all shares of Preferred Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of MAXXAM Inc. to be held on May 27, 2009, and at any adjournments or postponements thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS INDICATED ON THE REVERSE, “FOR’ APPROVAL OF THE AMENDMENT TO MAXXAM’S EXECUTIVE BONUS PLAN, AND “FOR” APPROVAL OF THE AMENDMENT TO THE MAXXAM 2002 OMNIBUS EMPLOYEE INCENTIVE PLAN.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

MAXXAM INC.

May 27, 2009

Preferred Stock

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting and Proxy Statement, Proxy Card
and MAXXAM Inc.’s 2008 Annual Report on Form 10-K
are available at: http://materials.proxyvote.com/577913

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided.↓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS,
“FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF DIRECTORS

                   FOR   AGAINST ABSTAIN
2.  Proposal to approve an amendment to MAXXAM’s Executive     ☐   ☐   ☐
 Bonus Plan.
3.  Proposal to approve an amendment to the MAXXAM 2002           ☐            ☐              ☐
     Omnibus Employee Incentive Plan.

4.  In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxy or proxies hereto given by the undersigned.

NOMINEES:
□	FOR ALL NOMINEES	m m	J. Kent Friedman Ezra G. Levin	(for term expiring in 2012) (for term expiring in 2012)
□ □	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)
PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
□

Signature of Stockholder				Date:		Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.